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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
COVANCE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007
Notice of
Annual Meeting &
Proxy Statement

March 21, 2007

Dear Fellow Shareholder:

        You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Covance Inc., to be held at 9:00 a.m., central daylight time, on Thursday, May 3, 2007, at The Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois. We hope that you will participate in the Annual Meeting either by attending and voting in person or by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

        This Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by Covance's shareholders. The Proxy Statement also contains information about the role and responsibilities of the Board of Directors and its Committees and provides important information about each nominee for election as a Director and other matters to be acted on at the meeting.

Sincerely,
Joseph L. Herring Chairman and Chief Executive Officer

COVANCE INC.

NOTICE OF 2007 ANNUAL MEETING
OF SHAREHOLDERS

        The 2007 Annual Meeting of the Shareholders of Covance Inc. (the "Company") will be held on Thursday, May 3, 2007, at 9:00 a.m., central daylight time, at The Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois for the following purpose:

  1.
  To elect two members to the Company's Class I Board of Directors.

  2.
  To approve the 2007 Employee Equity Participation Plan.

  3.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2007.

        Only shareholders of record at the close of business on March 13, 2007, are entitled to notice of, and to vote at, the Annual Meeting.

        We hope you will attend the annual meeting in person. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally even if they previously have sent in a proxy card.

        Admission to the Annual Meeting will be on a first-come, first-served basis and an admission ticket and government-issued picture identification will be required to enter the meeting. If you are a shareholder of record, please bring the ticket attached to the proxy card. If your shares are held in the name of a bank, broker or other holder of record, you may request a ticket by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the meeting.

James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

March 21, 2007

COVANCE INC.
210 Carnegie Center
Princeton, New Jersey 08540

PROXY STATEMENT

2007 Annual Meeting of Shareholders
May 3, 2007

General Information

        The Board of Directors of Covance Inc. (the "Company" or "Covance") solicits your proxy for voting at the 2007 Annual Meeting of Shareholders of Covance and at any adjournment or postponement of this meeting ("Annual Meeting"). Covance will hold the Annual Meeting on Thursday, May 3, 2007, at 9:00 a.m., central daylight time, at The Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. You are invited to attend the Annual Meeting in person to vote. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are voted by properly completing, signing, dating and returning the enclosed proxy card. You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to the Secretary of the Company, (ii) by submitting a subsequently dated and properly signed proxy, or (iii) by attending the Annual Meeting and revoking the proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

        All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket. Admission to the Annual Meeting will be on a first-come, first-served basis and an admission ticket and government issued picture identification will be required to enter the meeting. If you are a shareholder of record, please bring the ticket attached to the proxy card. If your shares are held in the name of a bank, broker or other holder of record, you may request a ticket by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the meeting.

        When you provide your proxy, the shares of the Company's common stock ("Common Stock") represented by the proxy will be voted as you specify on the proxy card. As to the election of the Class I Directors, by marking the appropriate box you may (a) vote for all of the Class I Director nominees as a group, or (b) vote for all of the Class I Director nominees as a group except those nominees whose names you specify on the card, or (c) withhold your vote from the Class I Director nominees as a group. As to the other items, you may vote "for" or "against" the item or "abstain" from voting by marking the appropriate box. If you properly sign and return your proxy card without specifying any choices, you will confer authority upon the individuals named as proxies to vote your shares in their discretion. Should any matter not described in this proxy statement be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

        You are entitled to notice of, and to vote at, the Annual Meeting if you are a shareholder of record on March 13, 2007. A majority of the shares of Common Stock issued and outstanding will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary power and has not received instructions from the beneficial owner.

        Voting at the Annual Meeting will work as follows:

  •
  As to Proposal 1 (Director elections), Directors are elected by a plurality vote so the nominees receiving the highest vote totals will be elected. The outcome of the Director vote will not be affected by abstentions or broker non-votes.

  •
  As the proposals to approve the 2007 Employee Equity Participation Plan and the ratification of the appointment of independent accountants require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote, abstentions will be treated as votes cast on these matters while broker non-votes will not be treated as votes cast.

        Shares of Common Stock held in Covance's Stock Purchase Savings Plan ("401k Plan"), including shares held in the 401k Plan as a result of the merger of the Employee Stock Ownership Plan into the 401k Plan, are held of record and are voted by the trustee of the 401k Plan. Shares of Common Stock held in Covance's Employee Stock Purchase Plan ("ESPP") are held of record by the ESPP's administrator, UBS Financial Services Inc. ("UBS"), and are voted by UBS at the direction of ESPP plan participants. Participants in the 401k Plan may direct the trustee of the plan, and the participants in the ESPP may direct UBS, as to how to vote shares allocated to their 401k Plan and ESPP accounts, respectively, by properly signing, completing and returning the enclosed proxy card. The 401k Plan trustee will vote shares as to which they have not received direction in accordance with the terms of the plan documents. As administrator of the ESPP, UBS will not vote any shares as to which it has not received direction from participants in the ESPP or is otherwise not entitled to vote.

        As of February 13, 2007, there were 63,972,195 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name as of March 13, 2007, the record date. Covance is beginning to send this Proxy Statement and the accompanying proxy card to shareholders on or about March 21, 2007.

PROPOSAL 1

Election of Class I Directors

        The Board of Directors (the "Board") is divided into three classes, with two classes of three Directors each, and one class of two directors, whose terms expire at successive annual meetings. Two Class I Directors will be elected at the Annual Meeting to serve for a term expiring at Covance's Annual Meeting in the year 2010. Each nominee elected as a Class I Director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement. The Board has nominated Joseph L. Herring and Irwin Lerner for election as Class I Directors at the Annual Meeting. After ten years of service on the Board of Directors, Mr. Robert M. Baylis has announced that he will not stand for reelection in 2007. The Board of Directors has reduced the size of the Board of Directors to seven directors, effective at the Annual Meeting.

        The Board of Directors recommends that Shareholders vote FOR the election of the above named nominees for election as Director.

        Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the election of all of the nominees. If for any reason a nominee should become unable to serve as a director, the shares represented by valid proxies will be voted for the election of such other person as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy.

        Set forth below is the principal occupation of, and certain information regarding, such nominees, and the other Directors whose terms of office will continue after the Annual Meeting.

CLASS I NOMINEES
FOR TERMS EXPIRING IN 2010

Joseph L. Herring, 51, has been Covance's Chairman since January 1, 2006 and Chief Executive Officer since January 1, 2005. Mr. Herring was President and Chief Operating Officer from November 2001 to December 31, 2004 and was Covance's Corporate Senior Vice President and President — Early Development Services from September 1999 to November 2001. From September 1996 to September 1999, Mr. Herring was Corporate Vice President and General Manager of Covance Laboratories North America. Prior to joining Covance, Mr. Herring was Vice President of Caremark International, a provider of home care and physician practice management services, and he also served as a Vice President of Baxter International where he was employed for 14 years. Mr. Herring has been a member of the Covance Board since 2004.

Irwin Lerner, 76, has been Interim President and Chief Executive Officer of Medarex, Inc., a biotechnology company, since November 2006, was the Chairman of the Board of Directors and Executive Committee of Hoffmann-La Roche Inc. ("Roche") (a pharmaceutical company) from January to September 1993 and was the President and Chief Executive Officer of Roche from April 1980 to January 1993. Mr. Lerner also was the Chief Executive Officer of Reliant Pharmaceuticals, LLC (a private pharmaceutical company) from July to December 2001. He also is Chairman and a Director of Medarex, Inc. and a Director of Panacos Pharmaceuticals Inc. (anti-infectives) and Nektar Therapeutics (drug delivery technology). Mr. Lerner has been a member of the Covance Board since 1996.

CLASS II DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2008

Kathleen G. Bang, 57, was the President and Chief Executive Officer of Northwestern Memorial Foundation, a not-for-profit affiliate of Northwestern Memorial HealthCare ("Northwestern"), an academic medical center, from February 2002 until her retirement in 2004. Prior to February 2002, Ms. Bang was the Executive Vice President and Chief Operating Officer of Northwestern. Ms. Bang joined Northwestern in 1986 and was Executive Vice President and Chief Operating Officer since 1988. Ms. Bang also was Chair of the Governing Council for Metropolitan Hospitals of the American Hospital Association from January 1996 to December 1998, and Board member of the Illinois Hospital Association from 1995 through 2003 and served as Chair in 2002. Ms. Bang has been a member of the Covance Board since 1998.

J. Randall MacDonald, 58, has been Senior Vice President-Human Resources for International Business Machines Corporation, an information technology company, since July 2000. From June 1997 to June 2000, Mr. MacDonald was the Executive Vice President-Human Resources and Administration for the GTE Corporation ("GTE"), a telecommunications company. Prior to June 1997, Mr. MacDonald held various senior positions with GTE including Senior Vice President-Human Resources and Administration (from April 1995), Vice President-Employee Relations and Organizational Development (from 1988) and Vice President of Organizational Development (from 1986). Mr. MacDonald has been a member of the Covance Board since 1996.

William C. Ughetta, 74, is an attorney and former Senior Vice President and General Counsel of Corning Incorporated ("Corning"). Mr. Ughetta joined Corning in 1968 as Assistant Secretary and Assistant Counsel. He was elected Secretary of Corning in 1971, and a Senior Vice President in 1983. He is also a Director of Global Lift Technologies Inc. (a former manufacturer of wire rope) and The Lake Placid Institute. Mr. Ughetta has been a member of the Covance Board since 1996.

CLASS III DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2009

Robert Barchi, M.D., Ph.D., 60, has been President of Thomas Jefferson University since September 2004. Prior to that, Dr. Barchi was Provost of the University of Pennsylvania since 1999. Previously, he served as Chair of the University's Department of Neurology and as founding Chair of the University's Department of Neuroscience. Dr. Barchi was also Director of the Mahoney Institute of Neurological Sciences for more than 12 years and was the Director of the Dana Fellowship Program in Neuroscience and Director of the Clinical Neuroscience Track. He was the founder and President of Penn Neurocare, a regional specialty network. Dr. Barchi has been a member of the Covance Board since October 2003.

Sandra L. Helton, 57, was Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a telecommunications service company, ("TDS") from October 2000 through December 2006. She joined TDS as Executive Vice President-Finance and Chief Financial Officer in August 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton is also a Director of The Principal Financial Group, a global financial institution. Ms. Helton has been a member of the Covance Board since September 2003.

Stock Ownership of Directors,
Executive Officers and Certain Shareholders

Directors and Executive Officers

        The following table shows, as of February 13, 2007, the number of shares of Common Stock beneficially owned by each Director and nominee for election as Director, for each of the Named Executives (as defined in the Summary Compensation Table), and by the Directors and executive officers as a group, and currently exercisable options held by any of them. None of these shares are pledged as security.

	Common Stock
Name of Beneficial Owner	Shares Owned (1)	Options (2)	Total Stock Based Holdings (3)	Percent of class
Kathleen G. Bang	2,000	18,000	28,759	*
Robert Barchi	500	9,000	12,784	*
Wendell Barr	48,869	61,966	110,835	*
Robert M. Baylis	12,200	24,000	49,830	*
Anthony Cork	29,479	72,692	102,171	*
Sandra L. Helton	2,400	9,000	13,200	*
Joseph L. Herring	135,633	265,367	401,000	*
William E. Klitgaard	48,227	79,516	127,743	*
Irwin Lerner	13,200	24,000	40,000	*
James W. Lovett	36,445	42,233	78,678	*
J. Randall MacDonald	5,100	9,000	33,434	*
William C. Ughetta	49,598	13,000	71,932	*
All Directors and executive officers as a group (16 persons)	470,290	733,950	1,263,181	1.9%

*
The amount of Common Stock beneficially owned includes shares owned and options exercisable within 60 days of February 13, 2007 and does not exceed one percent of the issued and outstanding shares of Common Stock.

(1)
The holdings reported include (i) 2,000 shares held by each of Ms. Bang and Messrs. Baylis, Lerner, MacDonald, and Ughetta issued pursuant to the Restricted Stock Plan for Non-Employee Directors which restricted shares shall not vest until such Director's retirement and the consent of the Compensation and Organization Committee of the Board of Directors, and (ii) restricted stock issued to the Named Executives and certain other executive officers which restricted stock will not vest until the date set forth in such Officer's restricted stock agreement.

(2)
Represents option rights to acquire shares of the Company's Common Stock, exercisable within 60 days of February 13, 2007.

(3)
Total stock based holdings include shares owned and option rights to acquire shares of the Company's Common Stock exercisable within 60 days of February 13, 2007, as well as the following: phantom stock units issued pursuant to the Directors' Deferred Compensation Plan, Deferred Stock Unit Plan and Restricted Unit Plan for Non-Employee Directors in the following aggregate amounts for each Director: 8,759 shares for Ms. Bang; 3,284 shares for Dr. Barchi; 13,630 shares for Mr. Baylis; 1,800 shares for Ms. Helton; 2,800 shares for Mr. Lerner; 19,334 shares for Mr. MacDonald; and 9,334 shares for Mr. Ughetta.

Certain Shareholders

        The following table shows those persons known to the Company as of February 13, 2007 to be the beneficial owners of more than five (5%) percent of the Company's Common Stock. In furnishing the information below, the Company has relied on information filed by the beneficial owners with the Securities and Exchange Commission ("SEC").

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Earnest Partners, LLC(1) 75 14th Street Atlanta, GA	6,999,244	10.9%
FMR Corp.(2) 82 Devonshire Street Boston, MA	6,726,051	10.5%

(1)
Earnest Partners, LLC filed an amendment to Schedule 13G with the SEC as of February 6, 2007, to report that it was the beneficial owner of 6,999,244 shares of the Company's Common Stock.

(2)
FMR Corp filed an amendment to Schedule 13G with the SEC as of February 14, 2007, to report that it was the beneficial owner of 6,726,051 shares of the Company's Common Stock.

CORPORATE GOVERNANCE

The Board of Directors and its Committees

        The Board provides oversight to senior management in its operation of the Company. The Board reviews significant developments affecting Covance and acts on matters requiring Board approval. During 2006, the Board held six meetings. The Board periodically reviews Covance's corporate governance policies and practices including a comparison of Covance's current policies and practices to policies and practices mandated by legislation and regulation, including the Sarbanes-Oxley Act of 2002, amendments to the New York Stock Exchange ("NYSE") Listing Standards, and regulations adopted by the SEC. The Board also considers policies and practices suggested by other groups active in corporate governance. The charters of each Board committee and Covance's corporate governance guidelines are posted on Covance's website at www.covance.com. Covance has also adopted a Code of Ethics for Financial Professionals which is applicable to Covance's Chief Executive Officer, Chief Financial Officer, Controller and certain other financial and accounting professionals and a Business Integrity Program applicable to all employees, as well as the Board of Directors. These codes are also posted on Covance's website. In the event Covance adopts an amendment to the Code of Ethics for Financial Professionals or Business Integrity Program, or grants a waiver thereunder, Covance will also post that information on its website. Covance has adopted Guidelines for Executive Ownership in Covance Stock, which are also posted on its website. All of these documents will be made available in print for shareholders who request them from the Company's secretary.

        The Board has affirmatively determined that seven of the eight Directors are independent, under the NYSE Listing Standards, and Covance's more stringent independence standards. Each of the independent directors has no relationship with the Company (other than as a director or shareholder) or has only categorically immaterial relationships as defined in the independence standards. Covance's independence standards are attached to this proxy statement as Appendix A and are posted on Covance's website as Annex A to the corporate governance guidelines. Relationships defined as categorically immaterial under the guidelines are set forth in paragraph F of the independence standards. The Directors who have been determined to be independent are:

•	Kathleen G. Bang	•	Robert Barchi
•	Robert M. Baylis	•	Sandra L. Helton
•	Irwin Lerner	•	J. Randall MacDonald
•	William C. Ughetta

        All such Directors are independent with respect to the Covance Board Committees on which they serve.

        In 2006, each Director attended more than 75% of all Board meetings and Committee meetings held of which he or she was a member. Covance encourages members of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the 2006 Annual Meeting.

        The non-management members of the Board of Directors meet at regularly scheduled executive sessions without the presence of any members of the Company's management. Irwin Lerner, who was elected lead Director by the Board, presides at these executive sessions.

COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees to assist the Board in carrying out its duties: the Audit and Finance Committee, the Compensation and Organization Committee, and the Corporate Governance Committee.

Audit and Finance Committee

        The Audit and Finance Committee (the "Audit Committee") is composed of a minimum of three directors who all satisfy the independence requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, the rules adopted by the SEC thereunder, and the listing standards of the NYSE as in effect from time to time. The Audit Committee functions under a charter which is attached to this proxy statement as Appendix B and is posted on Covance's website under "Corporate Governance Guidelines". The Board of Directors has determined that Sandra Helton meets the definition of "audit committee financial expert" as such term is defined under the rules of the SEC. The Board of Directors has also determined that all of the other members of the Audit Committee possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. Covance maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of Covance's risk management processes and system of internal control.

        The members of the Audit Committee are Ms. Helton (Chair), Ms. Bang and Mr. Ughetta. The Audit Committee met nine times during 2006. The Audit Committee's duties and responsibilities are set forth in its Charter and include providing assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

  •
  The integrity of the Company's financial statements and internal controls.

  •
  The independent auditor's qualifications and independence.

  •
  The Company's compliance with legal and regulatory requirements.

  •
  The performance of the Company's internal audit function and its independent auditor.

  •
  The Company's capital and financing requirements and structure.

  •
  Tax matters and risk management.

  •
  The appointment, compensation, oversight responsibility and dismissal of the Company's independent auditing firm.

  •
  The pre-approval of all auditing services and allowable non-audit services provided to the Company by its independent auditing firm.

Compensation and Organization Committee

        The Compensation and Organization Committee (the "Compensation Committee") is composed of a minimum of three directors who must satisfy the independence requirements required by the Exchange Act, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. Compensation Committee members must also be "non-employee directors" under Rule 16b-3 of the Exchange Act and "outside directors" under Section 162(m) of the Internal Revenue Code. All present members of the Committee meet these requirements. The Compensation Committee functions under a charter which is posted on Covance's website under "Corporate Governance Guidelines".

        In connection with the setting of executive compensation, members of management, including the Chief Executive Officer and Senior Vice President—Human Resources, consult with Covance's third-party executive compensation advisor, Towers Perrin, in gathering all relevant information and propose non-Chief Executive Officer executive compensation arrangements to the Compensation Committee. The Compensation Committee works directly with the third-party consultant on matters involving Chief Executive Officer compensation and contacts Towers Perrin directly on executive compensation matters generally on an as needed basis. Representatives of Towers Perrin frequently attend meetings of the Compensation Committee at the Committee's invitation and answer questions and advise the committee at those meetings. At a regularly scheduled meeting of the Compensation Committee and Board of Directors, performance targets for the year are set, which targets are in line with budgets set at a Board meeting for the year.

        The members of the Compensation Committee are Messrs. MacDonald (Chair), Barchi and Lerner. The Compensation Committee met six times in 2006. Its duties and responsibilities are set forth in its charter and include the following:

  •
  Review and make recommendations to the independent members of the Board regarding corporate goals and objectives relevant to Chief Executive Officer compensation, the CEO's performance and the CEO's compensation.

  •
  Approve the compensation of the Company's executive officers other than the Chief Executive Officer.

  •
  The administration of the Company's equity compensation plans.

  •
  Advise the Board on other compensation and benefit matters.

  •
  The creation of a Compensation Committee Report to be included in the Company's proxy statement, as required by the SEC.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC and no executive officer of the Company served on the Compensation Committee or Board of any company that employed any member of the Company's Board of Directors.

Corporate Governance Committee

        The Corporate Governance Committee is composed of a minimum of three directors (currently four) who must satisfy the independence requirements of the Exchange Act, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE as in effect from time to time. The Corporate Governance Committee functions as Covance's nominating committee under a charter which is posted on Covance's website under "Corporate Governance Guidelines".

        The members of the Corporate Governance Committee are Ms. Bang (Chair), Messrs. Baylis, MacDonald and Ughetta. The Corporate Governance Committee met four times in 2006. The duties and responsibilities are set forth in its Charter and include the following:

  •
  Review and assess the Company's principles and practices on corporate governance.

  •
  The recommendation to the Board of policies regarding Board committees, committee members and committee chairs.

  •
  Develop and conduct an annual Board self-evaluation process.

  •
  The identification, review and assessment of nominees for election as members of the Board of Directors and the recommendation of qualified nominees to the Board.

  •
  Consideration of unsolicited nominations for Board membership.

  •
  Review of non-employee Director compensation and the recommendation of compensation arrangements to the Board.

Related Party Transactions

        The Board of Directors has adopted a policy with respect to Related Party Transactions which requires that all such transactions either meet the guidelines set forth in the policy, be on terms comparable to those that could be obtained in an arms-length dealing with an unrelated third-party and be approved by the disinterested members of the Corporate Governance Committee, or be approved by the disinterested members of the Board of Directors. The policy defines a Related Party as an executive officer or Director of the Company, a five percent or greater shareholder of the company, an immediate family member of an executive officer or Director, or an entity owned or controlled by one of the foregoing. A Related Party Transaction is defined as a transaction between Covance and a related party other than transactions available to all employees generally, transactions involving less then $5,000, or transactions involving compensation approved by the Board of Directors or the Compensation Committee.

Board Nomination Process

        The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole. The Corporate Governance Committee is responsible for recommending Director nominees to the Board, including renomination of persons who are already Directors, in accordance with the policies and principles in its charter and the corporate governance guidelines. The Corporate Governance Committee's minimum qualifications for nominees include the following: reputation for integrity; honesty; judgment and discretion; expertise in his or her chosen field, which field should have some relevance to Covance's business; knowledge, or the willingness and ability to quickly become knowledgeable, in Covance's business; and contribution to the mix of skills and viewpoints on the Board as a whole.

        The Corporate Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for Director. In order for shareholder suggestions regarding possible candidates for Director to be considered by the Corporate Governance Committee for the 2008 Annual Meeting of Shareholders, the information specified below should be provided no later than

October 30, 2007 to the Secretary of the Company. The notice should contain the proposed nominee's full name, biographical information regarding the proposed nominee and the proposed nominee's relationship to the shareholder.

        The process of nominating directors is as follows. First, the Corporate Governance Committee identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board. The Corporate Governance Committee then identifies candidates by seeking input from Board members, hiring a search firm, if appropriate, and considering recommendations for nominees submitted by shareholders. After the interview process, which includes non-management members of the Board, the Corporate Governance Committee determines which candidates the Corporate Governance Committee will recommend to the Board for nomination as a director. The Corporate Governance Committee then makes its recommendations to the entire Board, which determines which candidates are nominated by the Board of Directors or elected to fill a vacancy.

Contacting the Board of Directors

        In order to provide Covance's shareholders and other interested parties with a direct and open line of communication to the Board of Directors, Covance has adopted the following procedures for communications to Directors. Security holders of the Company and other interested persons may communicate with the lead director, chairs of Covance's Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of Covance as a group by sending an e-mail to boardofdirectors@covance.com. The e-mail should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be reviewed initially by Covance's Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate Director or Directors unless the Investor Relations Department determines that the communication: does not relate to the business or affairs of Covance or to the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; or is frivolous or offensive.

        The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

        Covance's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

        The Corporate Governance Committee or the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Website Access to Covance Corporate Governance Documents

        The charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Corporate Governance Guidelines and Director Independence Standards, the Code of Ethics for Financial Professionals and the Company's Business Integrity Program may be accessed through our website at www.covance.com and are available without charge upon written request to Secretary, Covance Inc., 210 Carnegie Center, Princeton, NJ 08540.

Directors' Compensation

        In connection with the setting of non-employee Director compensation, members of management, including the Corporate Senior Vice President—Human Resources, review Director compensation arrangements with Towers Perrin, the Governance Committee's third-party consultant, and make recommendations to the Corporate Governance Committee. Members of the Corporate Governance Committee also contact Towers Perrin directly on an as needed basis. The Corporate Governance Committee makes its recommendations for action on Director compensation to the full Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kathleen G. Bang	$78,500	-0-	$48,400	$95,094	$4,513	-0-	$226,507
Robert Barchi	$51,000	-0-	$48,400	$86,245	$1,844	-0-	$187,489
Robert M. Baylis	$63,500	-0-	$48,400	$95,094	-0-	-0-	$206,994
Sandra L. Helton	$78,500	-0-	$48,400	$86,245	-0-	-0-	$213,145
Irwin Lerner	$71,000	-0-	$48,400	$95,094	-0-	-0-	$214,494
J. Randall MacDonald	$83,500	-0-	$48,400	$95,094	-0-	-0-	$226,994
William C. Ughetta	$68,500	-0-	$48,400	$95,094	-0-	-0-	$211,994

(1)
The options vest in three equal annual installments with the first installment vesting one year from grant date. The 2006 grant had a grant date fair value of $58,170. At December 31, 2006, each director had the following number of options outstanding: Kathleen G. Bang, 21,000; Robert Barchi, 12,000; Robert M. Baylis, 27,000; Sandra L. Helton, 12,000; Irwin Lerner, 27,000; J. Randall MacDonald, 12,000 and William C. Ughetta, 16,000. The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

        Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. In 2006, non-employee Directors received a retainer fee of $36,000 per annum. In addition, Committee members received $2,500 for each Committee meeting attended and $5,000 (in lieu of the $2,500 fee) for each Committee meeting chaired. The Chairs of the Audit Committee and the Compensation Committee also receive an additional annual retainer of $7,500. The lead Director receives an additional annual retainer of $20,000. Directors also received options to purchase up to 3,000 shares of the Company's Common Stock pursuant to Covance's Non-Employee Directors' Stock Option Plan ("DSOP"). Options granted pursuant to the DSOP have an exercise price not less than 100% of the fair market value on the date of grant and vest in equal annual installments on each of the first through third anniversaries of the date of grant, provided that the Director has remained in continuous service as a Director to the vesting date. Directors are also reimbursed for travel and related expenses incurred on behalf of Covance.

        In May 2006, the non-employee members of the Board of Directors received a grant of 1,200 hypothetical shares of the Company's Common Stock pursuant to Covance's Restricted Unit Plan for

Non-Employee Members of the Board of Directors ("DRUP"). Awards under this plan vest three years after the award date and are paid in cash, provided the recipient remains a Director of Covance. Directors may elect to defer payment of vested awards under the DRUP. The plan provides that on every anniversary of the award date, each non-employee Director at that time shall receive an award under the plan in an amount approved by the Board of Directors.

        Pursuant to the Directors' Deferred Compensation Plan ("DDCP"), each non-employee Director may elect to defer until a date specified by the Director, the receipt of all or a portion of his or her cash compensation. The DDCP provides that amounts deferred may be allocated to (i) a cash account upon which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, the value of which will be based upon the market value of Covance Common Stock from time to time, or (iii) a combination of such accounts. All non-employee Directors are eligible to participate in the DDCP.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires that Directors, certain executive officers of the Company and greater than 10% beneficial owners of the Company's Common Stock report their ownership of, and transactions in, the Company's Common Stock with the SEC. Based solely upon a review of these filings and written representations from the reporting persons that no Forms 5 were required, Covance believes that all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners of the Company's Common Stock were complied with during 2006.

Director Stock Ownership Guidelines

        Non-employee members of the Board of Directors are encouraged to be shareholders of the Company through purchases of Common Stock or through their participation in the Company's director equity benefit plans. The Board of Directors has established guidelines to better ensure they each maintain an appropriate equity stake in the Company. These guidelines provide that, within specified transition periods, Directors should attain and hold shares of Common Stock of the Company, of an amount equal to five times the director's total cash retainer for Board membership. Each non-employee member of the Board either meets the guidelines or is on track to meeting the guidelines by the end of his or her transition period.

Report of the Audit and Finance Committee

        The Audit Committee has reviewed and discussed with management Covance's audited financial statements for the year ended December 31, 2006, and has discussed with Covance's auditors, Ernst & Young LLP ("E&Y"), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received and reviewed the written disclosures and the letter from E&Y required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the auditors the auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to Covance by E&Y is compatible with maintaining E&Y's independence.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in Covance's Annual Report on Form 10-K for the year ended December 31, 2006.

Members of the Audit and Finance Committee

Sandra L. Helton, Chair
Kathleen G. Bang
William C. Ughetta

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

        The aggregate fees billed Covance by E&Y for professional services for the audit of Covance's annual financial statements, review of the financial statements included in Covance's Quarterly Reports on Form 10-Q and services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for 2005 and 2006 were approximately $1,906,341 and $2,471,376, respectively.

Audit Related Fees

        The aggregate fees billed Covance by E&Y for professional services for assurance and related services that are reasonably related to the audit or review of Covance's financial statements for 2005 and 2006 were approximately $18,900 and $89,614 respectively. These services include employee benefit plan audits, merger and acquisition due diligence, accounting assistance and audits in connection with proposed or consummated acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees

        The aggregate fees billed Covance by E&Y for professional services for tax compliance, tax advice and tax planning for 2005 and 2006 were approximately $173,421 and $119,590, respectively.

All Other Fees

        There were no such fees in 2005 and 2006.

Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee is responsible for appointing Covance's independent auditor and approving the terms of the independent auditor's services. The Audit Committee's policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor is described below.

        Audit Services.    The Audit Committee is to appoint the Company's independent auditor each fiscal year and pre-approve the engagement of the independent auditor and the fee to be billed for the audit services to be provided.

        Non-Audit Services.    All non-audit services to be performed by the independent auditor are required to be pre-approved by the Audit Committee. In determining whether to grant such approval, the Audit Committee will determine whether the provision of such non-audit services will impair the independent auditor's independence. All of the non-audit services billed by E&Y in 2006 were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation, Discussion & Analysis

Executive Compensation Principles

Covance's executive compensation programs are founded on and driven by the following principles:

  •
  Incenting performance and rewarding results that lead to profitable growth over time;

  •
  Aligning management rewards with shareholder returns;

  •
  Variability in compensation based on performance at the individual, business unit and total company level; and

  •
  Market competitive compensation at target performance levels.

Following is a brief outline of how these principles are reflected in our executive compensation practices:

Executive compensation programs reward performance that leads to profitable growth.

  •
  Covance senior officers, consisting of the Chief Executive Officer and Corporate Senior Vice Presidents, have the majority of their annual compensation tied to the following quantitative and formula-based business drivers: profit, orders, backlog and return on assets. Of these drivers:

  •
  Profit measures current operating performance;

  •
  Orders and backlog contribute to future growth; and

  •
  Return on assets promotes good stewardship of shareholder capital.

  •
  Each of these four measures significantly affects senior officer variable compensation. This requires management to focus attention on near and long-term profit and growth factors.

Executive compensation programs are structured to align management rewards with shareholder returns.

  •
  Approximately 40% of senior officer's total annual compensation is delivered in the form of Covance equity, which vests over multiple years.

  •
  Covance senior officers have an equity ownership requirement that aligns their financial interest with the economic interests of our shareholders.

Executive compensation is variable with management's pay being at risk based on performance at the individual, business unit and total company level.

  •
  As part of a pay for performance environment, Covance compensation programs provide wide payout ranges that reward performance above target and reduce payouts when targets are not achieved.

  •
  Individual performance ratings for each senior officer have a significant positive or negative impact on variable compensation.

Executive compensation is market competitive at target performance levels.

  •
  Covance believes a competitive compensation package is required to attract, retain and motivate the executive talent needed to achieve our performance targets.

  •
  Covance allocates total targeted compensation among pay elements in accordance with its pay for performance philosophy. Historically, Covance has set senior officer target pay as follows:

  •
  base pay below the median;

  •
  target cash bonus opportunity above the median;

  •
  target equity opportunity at the median; and

  •
  market competitive retirement and other benefit plan offerings.

        The result is total target compensation that approximates the median of our competitive marketplace for talent.

Determination of Executive Compensation Amounts

Benchmark/Peer Group

        Covance annually benchmarks the base salary, cash bonus and equity components of its senior officer compensation program using data from two groups:

  •
  Approximately 150 like-sized companies with revenues ranging between $1.0 and $3.0 billion; selected by an independent consulting firm (Towers Perrin); and

  •
  24 "peer" companies in the contract research or bio/pharmaceutical industry that represent either direct business competitors and/or organizations that we most typically compete with for "drug development" talent.

        While the peer group includes some companies larger in size than Covance, all market data is size-adjusted to provide appropriate comparisons. The table below lists the 24 peer organizations:

Abbott Laboratories	Eli Lilly	Novartis
Baxter International	Genentech	Novo Nordisk Pharmaceuticals
Bayer Corp.	GlaxoSmithKline	Omnicare
Beckman Coulter	Johnson & Johnson	Parexel International
Berlex Laboratories	Kendle International	Pfizer
Boots	MDS	Pharmaceutical Product Development
Bristol-Myers-Squibb	Medtronic	Quintiles Transnational Corp.
Charles River Laboratories	Merck & Co.	Sanofi-Aventis

        Covance defines market competitive as an average of the like sized and peer company data sets. All market data are provided by Towers Perrin, an independent consulting firm retained by and reporting to the Covance Compensation Committee.

Setting Compensation

        Covance sets total targeted compensation, consisting of base salary, cash bonus, equity awards, retirement and other benefits to the median of our competitive market data. In addition, Covance considers other factors in determining individual senior officer compensation levels including experience in the position, individual performance and scope of responsibilities.

        We expect that our senior officers will be paid at market levels if company and individual targets are achieved, above market levels if targets are exceeded and below market levels if targets are not achieved. In some cases our variable compensation plans (bonus and equity) pay out nothing for below target results.

        For the Chief Executive Officer, the independent members of the Board of Directors set performance targets and compensation levels based upon the recommendation and approval of the Compensation Committee. For other senior officers, the Compensation Committee sets performance targets and compensation levels after receiving recommendations from the Chief Executive Officer and Corporate Senior Vice President of Human Resources.

        Company and business unit performance targets are set as part of the annual budget process for the coming year. This includes profit, orders, backlog and return on asset goals that are aggressive but believed to be attainable in light of current and prospective business conditions. In the assessment of performance against targets, Covance's cash bonus and equity compensation plans allow for the use of discretion by the Compensation Committee to award lower or higher payout levels than the pre-established criteria and formulae would provide. These provisions are to ensure that extraordinary circumstances unrelated to performance do not inequitably increase or decrease compensation. This discretion was not used in 2006.

Overall Plan Design and Features

Elements of Compensation Program

        The primary elements of the compensation program include base salary, annual cash bonus, equity grants (consisting of stock options and performance-based restricted stock) and an executive retirement benefit. Senior officers also participate in company benefit plans extended to other full-time Covance employees such as medical and dental insurance, a 401(k) plan with company match (US employees only) and a defined benefit type pension plan (select UK employees).

        Tax deductibility under Section 162(m) of the Internal Revenue Code of 1986 is among a number of factors used by the Compensation Committee in determining the design of the compensation programs.

Pay Mix

        Covance seeks to align senior officer and shareholder interests in a pay for performance environment. On average, more than half of a senior officer's total compensation—and over 65% in the case of the Chief Executive Officer—is at risk, with the amount actually paid tied to achievement of pre-established company objectives and individual goals.

        The chart below illustrates the current allocation of compensation for senior officers:

Individual Elements of Pay—Details

Base Salary

        As mentioned in the "Benchmark/Peer Group" section, Covance establishes base salaries for senior officers after an evaluation of market data, individual experience and performance. Base salary increases became effective March 1, 2006.

Annual Cash Bonus Plan

        As with base salaries, Covance sets senior officer target bonus levels after a review of market data. The actual cash bonus paid to individual senior officers is determined in three steps:

1.
The bonus pool in which they participate is initially sized based on performance against pre-established profit targets;

2.
The size of the bonus pool in which they participate is finalized based on performance against pre-established net order targets; and

3.
An individual multiplier is applied based on the senior officer's individual performance rating to arrive at the actual bonus amount for each senior officer. Individual performance ratings are based on assessment of each senior officer's achievements against financial targets and the strength of their individual leadership competencies.

        The following table shows how a typical senior officer's cash bonus is determined, assuming a base salary of $300,000 and a 70% target bonus opportunity.

	Effect of Performance Factor on Annual Cash Bonus
Criteria	Minimum Payout	Target Payout	Maximum Payout
Profit (as a % of target)	65%	100%	125%
Net Orders (as a % of target)	75%	100%	125%
Individual Performance Factor	0%	100%	160%
Final Payout (as a % of target)	0%	100%	250%

        For example, in the case of the senior officer above, assume the officer achieved the performance thresholds below:

i)
Profit—Maximum

ii)
Net Orders—Minimum

iii)
Individual Performance Rating—Target

        The actual bonus paid to this senior officer would be $196,875 calculated as follows:

Base Salary	$300,000
Target Bonus %	70%

Target Bonus ($)	$210,000

Profit Multiplier	125%

Actual Bonus (Step 1: 125% × $210,000)	$262,500

Net Orders Multiplier	75%

Actual Bonus (Step 2: 75% × $262,500)	$196,875

Individual Performance Factor	100%

Actual Bonus (Step 3: 100% × $196,875	$196,875

Final Bonus	$196,875

        The 2006 cash bonus target for all senior officers equaled 70% of each individual's base salary, except for the Chief Executive Officer whose the target was set at $750,000. As a group in 2006, the actual cash bonuses were paid at 146% of target for the year.

Equity Compensation

        Covance provides equity compensation to senior officers in two forms—stock options and performance-based restricted stock—the value associated with each vehicle being approximately equal. Equity compensation represents more than 40% of the total target compensation for the Chief Executive Officer and just below 40% for the other senior officers. While the intent is to grant awards at the median of the competitive data, actual individual awards, which are granted annually in February of each year, may be higher or lower reflecting the performance of each senior officer in the prior year.

        Management and the Compensation Committee believe equity compensation is important to align shareholder and senior officer interests by creating an "ownership culture". Senior officers maintain a meaningful economic interest in Covance stock due to the following four factors:

1.
Equity Ownership Guidelines. Covance has equity ownership guidelines requiring senior officers to attain and hold specified amounts of Common Stock of the Company. For the Chief Executive Officer, the number of required shares is set at the time of appointment and equals two times (2x) base and target annual cash bonus, divided by Covance's share price on that date. For other senior officers the required number of shares equals one times (1x) base and target annual cash bonus.

  The following example shows how a typical senior officer's share ownership target is determined, assuming a base salary of $300,000 and a 70% target bonus opportunity and a Covance share price on the date of appointment of $60.

Share price of Covance stock	$60.00
Base salary	$300,000
Target cash bonus	$210,000
Share target calculation = [1 × ($300,000 + $210,000)] / $60.00 = 8,500 shares

  All senior officers have five years from the date of their appointment as a senior officer to achieve their ownership target. Only shares owned count towards the target. Unvested options and restricted stock do not count towards the target. As of year end, 2006 all senior officers either have fulfilled or are on track to fulfill their goal by their individual target dates.

  The target levels and timeframes to achieve ownership were determined after reviewing overall general market practice and the approaches used by our peer companies. Our target levels were intentionally set at levels greater than market norms, further emphasizing our shareholder alignment philosophy.

2.
Options and Unvested Performance-Based Restricted Stock. Senior officers have a further economic interest in Covance stock from their stock options and unvested performance-based restricted stock. Stock options vest ratably over three years while performance-based restricted stock vests 100% at the end of the second calendar year following the year in which they are granted. For example, shares awarded in February 2006 vest in December of 2008.

3.
Limits on Senior Officer Sales of Covance Stock. Internal guidelines limit the freedom of senior officers to sell Covance equity.

4.
Hedging Policy. Covance has a policy on hedging transactions that is designed to ensure that no senior officer engages in any transaction that has the effect of hedging the senior officer's interest in Covance stock.

Equity Vehicles

        Stock Options. Covance typically grants options to existing senior officers at a regularly scheduled meeting of the Compensation Committee and Board of Directors. This meeting date is selected approximately one year prior to the actual meeting. In keeping with industry norms, newly hired senior officers who begin employment, or who are promoted during the year, may receive a "one-time" option award. Such options are granted and priced as of the date they are approved by the Compensation Committee. Those dates are not timed with respect to any Company or market event.

        Senior officer options vest ratably over three years. The target value and resulting number of options granted is determined by reference to competitive benchmarks, as previously discussed under the heading

"Setting Compensation". The option's exercise price is equal to the average of the high and the low price of Covance stock on the date the awards are approved.

        Performance-Based Restricted Stock. Performance-based restricted stock is also typically approved and granted at a regularly scheduled face-to-face meeting of the Compensation Committee and Board of Directors. In general, the target value and resulting target number of shares is determined by reference to competitive benchmarks, as previously discussed under the heading "Setting Compensation". The actual number of shares earned is performance-based and varies depending on the company's performance against two financial metrics—backlog growth and return on assets. Exceeding one or both of these targets can result in an increase in the actual number of shares awarded from the target number of shares. Conversely, falling short of one or both of these targets can result in a reduction in the actual number of shares awarded from the target number of shares. The range of possible outcomes is from 0% of target to 220% of target. Shares awarded vest at the end of the second calendar year following the year in which such shares are granted.

        For performance-based restricted stock, in each of the two years following the year in which the shares are awarded, each senior officer has the opportunity to earn up to an additional 20% of the actual shares earned in the initial year. These additional awards are granted based upon the company's actual backlog growth and return on assets versus pre-established targets in each subsequent year. The second and third year financial targets are set and approved by the Compensation Committee at the same time the initial grant is awarded. Any additional shares earned vest at the same time as the initial grant.

        As an example, assume a senior officer received a target grant of 2,000 performance-based restricted shares at the beginning of the year, and achieved the following performance factors over the next three years:

1.
Year 1—actual return on asset and backlog growth performance dictates a 120% payout against target;

2.
Year 2—return on asset and backlog growth dictates an adjustment of 10%; and

3.
Year 3—return on asset and backlog growth dictates no adjustment.

        In this example the senior officer would earn an overall performance share award of 2,640 shares related to the three-year 2006 performance cycle (an actual award of 2,400 shares from the first year, an additional 240 share award in 2007 and no additional award in 2008). All shares from the 2006 performance cycle vest at the end of 2008. The table below shows how the number of shares awarded are calculated.

Year 1—Target # of Shares	2,000
End of Year 1 Performance Adjustment	120%
# Shares at end of Year 1 (2,000 × 120%)	2,400
Year 2 Performance Adjustment	10%
# Shares at end of Year 2 2,400 + (2,400 × 10%)	2,640
Year 3 Performance Adjustment	0%
# Shares at end of Year 3 2,640 + (2,400 × 0)	2,640
Final Number of Shares	2,640

        After a review of recent changes in the competitive marketplace, the performance share plan was changed effective for 2007 to limit the maximum first-year award adjustment to 200% from 220%. In addition to these performance-based awards, in 2006, awards of restricted stock was made for retention purposes to two senior officers (not including the CEO), with the awards vesting 100% after five years on a cliff-basis. This award is reflected in the Summary Compensation Table and the tables on Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End, where applicable.

Other Compensation

        The senior officers are provided with a Supplemental Executive Retirement Plan (SERP) benefit. The SERP is an unfunded, defined benefit type pension plan. The plan provides a pension benefit to a participant that is equal to a percentage, not to exceed 40%, of a senior officer's Final Average Earnings. Final Average Earnings is defined as the average annual base salary and annual cash bonus, over the highest five consecutive years of earnings out of the last ten years of employment. Vesting occurs after five years of service as a plan participant. The value of the SERP as well as the formulas used to determine its value is discussed in more detail in the narrative section of the Pension Benefits Table.

        The Compensation Committee periodically reviews the benefits and costs associated with offering the SERP. This evaluation was last conducted in 2006 and included a review by our independent outside consultant of information regarding the prevalence of similar retirement plans at companies with which Covance competes for senior officer talent. The Compensation Committee concluded that the SERP is an important component in attracting and retaining executive talent and helps motivate senior officers to drive the future success of Covance, in part because future SERP benefits are not funded or insured.

        In addition, senior officers are provided with two additional perquisites not broadly available to the general population. They consist of an annual car allowance and an annual financial counseling allowance. The Chief Executive Officer is provided with a country club membership which is used primarily for business purposes. The value of these perquisites provided to each Covance senior officer is described in more detail in the footnotes to the Summary Compensation Table.

Payments in Connection with Change in Control or Termination

        Covance has a program which applies in the event of a change in control. The purpose of this program is to:

  •
  Ensure senior officers focus on shareholder interests by removing concerns about their potential termination, and

  •
  To retain senior officers needed for the success of Covance during a time of potential disruption and/or transition.

        Events that trigger these payments were chosen based on a review of broad marketplace practices. They include:

  •
  A person acquiring 20% or more of Covance's outstanding voting securities.

  •
  A majority of Covance's Board of Directors changing as a result of a contested shareholder vote.

  •
  Covance shareholders approving a merger or consolidation in which Covance does not survive a plan of liquidation, or sale or disposition of substantially all of Covance's assets.

  •
  An offeror purchasing Covance stock pursuant to a tender or exchange offer.

        In general, in the event of termination within two years of a change in control and in keeping with marketplace practices, a senior officer would receive:

  •
  A payment equal to three times (3x) the sum of the senior officer's annual base salary and target annual cash bonus at the time the senior officer is terminated;

  •
  An additional three years of service and age credit for the SERP;

  •
  Vesting of all unvested stock options and performance-based restricted stock;

  •
  A payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (if any); and

  •
  Outplacement services.

        In addition, in the event of a change in control the senior officer can trigger payment of the benefits described above by voluntarily terminating his or her employment during the one month period between the 12th and 13th month after the change in control.

        Separate from a change in control, senior officers are eligible to receive compensation in the event that they are terminated involuntarily and without cause. The value of these payments, as well as the basis for calculations, including formulas used, under various scenarios for each Covance senior officer can be found on the Potential Payments Upon Termination or Change-in-Control table. This compensation provides part of the consideration for undertakings by the senior officers to not compete with Covance after their departure and to preserve Covance confidential information, and also is provided only if the affected senior officers sign releases of claims against Covance they otherwise might assert. In addition, if a senior officer leaves Covance for any reason aside from a Change-In-Control, all unvested stock options and performance-based restricted stock are forfeited.

Report of the Compensation and Organization
Committee on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation, Discussion and Analysis with management, and based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation, Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement.

Members of the Compensation Committee

J. Randall MacDonald, Chair
Robert Barchi
Irwin Lerner

Summary Compensation Table

        The table below summarizes the total compensation earned by the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers of the Company (collectively, the "Named Executives").

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Joseph L. Herring Chairman and Chief Executive Officer	2006	$591,667	$1,000	$2,106,287	$579,305	$1,346,475	$441,801	$48,871	$5,115,406
William E. Klitgaard Corporate Senior Vice President and Chief Financial Officer	2006	$302,300	$1,000	$671,674	$186,042	$321,457	$194,018	$26,191	$1,702,682
Wendel D. Barr Corporate Senior Vice President and President, Early Development North America	2006	$293,038	-0-	$868,596	$181,751	$367,198	$68,146	$31,791	$1,810,520
Anthony Cork(5) Corporate Senior Vice President and President, Early Development Europe	2006	$308,646	-0-	$727,192	$182,605	$219,854	$248,282	$15,415	$1,701,994
James W. Lovett Corporate Senior Vice President, General Counsel and Secretary	2006	$285,633	$500	$565,012	$155,396	$358,958	$72,515	$50,338	$1,488,352

(1)
The amounts shown reflect a service award payment that all Covance employees are eligible to receive upon completing five and ten years of service with the company.

(2)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Please refer to "Compensation, Discussion and Analysis" for a description of the terms of these awards.

(3)
The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please refer to "Compensation, Discussion and Analysis" for a description of the terms of these awards.

(4)
The amounts shown reflect additional benefits provided to the Named Executives as follows:

•
Automobile allowance payments of $12,840 for Messrs. Herring, Klitgaard and Barr and $2,140 for Mr. Lovett, automobile costs associated with travel to and from Company offices in the amount of $30,098 for Mr. Lovett and benefit to Mr. Cork of a company leased automobile in the amount of $15,415.

  •
  Financial planning allowance in the following amounts: Mr. Herring, $11,287; Mr. Klitgaard, $1,250; Mr. Barr, $6,851 and Mr. Lovett, $6,000.

  •
  Company matching contributions to the Company's defined contribution plans in the amounts of $12,100 for each of Messrs. Herring, Klitgaard, Barr, and Lovett.

  •
  The value associated with Mr. Herring's personal use of a country club membership, which membership is primarily used for corporate purposes, travel/transportation amounts reflecting air and ground costs associated with travel for Mr. Herring's spouse on a Company event as a co-host to the Company's scientific sales award winners in the amount of $7,555, tax reimbursement payments for such travel, and security service payments.

(5)
All payments for Mr. Cork were paid in Great Britain Pounds ("GBP"). GBP amounts were converted to US Dollars using an exchange rate of 1 GBP = 1.839 USD. This exchange rate represents the average of the exchange rate in effect on the last business day of each week for all of the weeks in calendar 2006 as published in the Wall Street Journal.

Grants of Plan-Based Awards

									All Other Stock Awards: # of Shares of Stock or Units (#)	All Other Option Awards: # of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
											Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Price on Grant Date	Grant Date Fair Market Value
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph L. Herring	2/23/06 2/23/06 2/23/06 2/23/06 2/23/06	(2) (3) (4)	– – – – –	$750,000 – – – –	$1,875,000 – – – –	– – – – –	– – 18,200 3,515 2,940	– – 40,040 7,030 5,880	– – – – –	– 30,900 – – –	– $56.18 – – –	– $56.71 – – –	$ $ $ $	– 694,323 1,022,476 197,473 165,169

William E. Klitgaard	2/23/06 2/23/06 2/23/06 2/23/06 2/23/06	(2) (3) (4)	– – – – –	$213,500 – – – –	$533,750 – – – –	– – – – –	– – 4,500 1,005 1,260	– – 9,900 2,010 2,520	– – – – –	– 7,700 – – –	– $56.18 – – –	– $56.71 – – –	$ $ $ $	– 173,019 252,810 56,467 70,787

Wendel D. Barr	2/23/06 2/23/06 2/23/06 2/23/06 2/23/06 2/23/06	(2) (3) (4)	– – – – – –	$210,000 – – – – –	$525,000 – – – – –	– – – – – –	– – – 4,500 1,275 1,148	– – – 9,900 2,550 2,296	– 17,802 – – – –	– – 7,700 – –	– – $56.18 – – –	– – $56.71 – – –	$ $ $ $ $	– 1,009,551 173,019 252,810 71,624 64,697

Anthony Cork	2/23/06 2/23/06 2/23/06 2/23/06 2/23/06	(2) (3) (4)	– – – – –	$217,505 – – – –	$543,762 – – – –	– – – – –	– – 4,200 1,017 1,540	– – 9,240 2,033 3,080	– – – – –	– 7,200 – – –	– $56.18 – – –	– $56.71 – – –	$ $ $ $	– 161,784 235,956 57,107 86,517

James W. Lovett	2/23/06 2/23/06 2/23/06 2/23/06 2/23/06	(2) (3) (4)	– – – – –	$203,000 – – – –	$507,500 – – – –	– – – – –	– – 3,600 950 1,008	– – 7,920 1,900 2,016	– – – – –	– 6,200 – – –	– $56.18 – – –	– $56.71 – – –	$ $ $ $	– 139,314 202,248 53,371 56,629

(1)
The exercise price of the options is equal to the average of the high and low prices on the date of grant as required by the 2002 Employee Equity Participation Plan.

(2)
The amounts shown reflect performance-based restricted stock granted for the first year of the 2006-2008 plan cycle, with payout ranging from 0-220% of target depending on performance in 2006.

(3)
The amounts shown reflect performance-based restricted stock granted for the second year of performance in the 2005-2007 plan cycle, with payout ranging from 0-20% of the final adjusted grant in 2005 depending on performance in 2006.

(4)
The amounts shown reflect performance-based restricted stock granted for the third year of performance in the 2004-2006 plan cycle, with payout ranging from 0-20% of the final adjusted grant in 2004 depending on performance in 2006.

Outstanding Equity Awards at Fiscal Year-end

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph L. Herring 2006(2) 2005(3) 2004(4) 2003 2002 2001 2000 1999 1998	– 10,733 23,767 40,800 60,000 60,000 12,650 12,500 12,000	30,900 21,467 11,883 – – – – – –	– – – – – – – – –	$ $ $ $ $ $ $ $ $	56.18 42.32 29.69 22.95 17.43 18.80 9.25 27.44 20.69	02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 11/06/11 11/26/10 02/24/09 02/17/08	– 35,150 – – – – – – –	$	– 2,070,687 – – – – – – –	40,040 7,030 5,880 – – – – – –	$ $ $	2,358,756 414,137 346,391 – – – – – –

William E. Klitgaard 2006(2) 2005(3) 2004(4) 2003 2002 1999 1998	– 3,000 10,500 18,000 13,200 10,000 14,000	7,700 6,000 5,250 – – – –	– – – – – – –	$ $ $ $ $ $ $	56.18 42.32 29.69 22.95 17.43 27.44 20.69	02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 02/24/09 02/17/08	– 10,051 – – – – –	$	– 592,104 – – – – –	9,900 2,010 2,520 – – – –	$ $ $	583,209 118,409 148,453 – – – –

Wendel D. Barr 2006(2) 2005(3) 2004(4) 2003 2002 2000	– 3,800 9,333 17,300 13,000 7,500	7,700 7,600 4,667 – – –	– – – – – –	$ $ $ $ $ $	56.18 42.32 29.69 22.95 17.43 11.22	02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 12/28/10	17,802(5 12,749 – – – –)	$ $	1,048,716 751,044 – – – –	9,900 2,550 2,296 – – –	$ $ $	583,209 150,221 135,257 – – –

Anthony Cork 2006(2) 2005(3) 2004(4) 2003 2002 2000	– 3,033 12,000 17,300 15,000 13,950	7,200 6,067 6,000 – – –	– – – – – –	$ $ $ $ $ $	56.18 42.32 29.69 22.95 17.43 9.25	02/22/16 02/16/15 02/24/14 02/26/13 02/20/12 11/26/10	– 10,165 – – – –	$	– 598,820 – – – –	9,240 2,033 3,080 – – –	$ $ $	544,328 119,764 181,443 – – –

James W. Lovett 2006(2) 2005(3) 2004(4) 2003 2001	– 2,833 8,200 14,000 8,200	6,200 5,667 4,100 – –	– – – – –	$ $ $ $ $	56.18 42.32 29.69 22.95 22.97	02/22/16 02/16/15 02/24/14 02/26/13 12/30/11	– 9,500 – – –	$	– 559,645 – – –	7,830 1,900 2,016 – –	$ $ $	461,265 111,929 118,763 – –

(1)
All unvested options vest at a rate of one third per year at the end of each of the first three years of the ten year option term except as indicated in the following table. The vesting date of each option is listed in the table below by expiration date.

Expiration Date	Vesting Date	Expiration Date		Vesting Date
02/22/16	02/23/09	11/06/11		11/07/04
02/16/15	02/17/08	12/28/10		12/29/02
02/24/14	02/25/07	11/26/10		11/27/03
02/26/13	02/27/06	11/26/10	**	11/27/02
02/20/12	02/21/05	02/24/09		02/25/01
02/20/12*	02/21/04	02/17/08		02/18/00
12/30/11	12/31/03
*
Messrs. Barr and Cork's options vested on 02/21/04.
**
Mr. Cork's options vested on 11/27/02.

(2)
Number of shares shown in unearned stock award column reflects the maximum 220% of performance-based restricted shares that could be earned for the first year of performance in the 2006-2008 performance based restricted stock cycle which will vest on December 19, 2008.
(3)
Number of shares shown in earned stock award column reflects performance-based restricted stock earned for the first year of performance under the 2005-2007 performance based restricted stock cycle, while the unearned stock award column reflects the potential (20%) maximum performance based restricted stock that could be earned for the second year of performance in that cycle. All of these shares will vest on December 20, 2007.
(4)
Number of shares shown in unearned stock award column reflects the potential (20%) maximum performance based restricted stock units that could be earned for the third year of performance in the 2004-2006 performance based restricted stock cycle which shares vested on February 22, 2007.
(5)
Consists of 17,802 shares of restricted stock granted for retention purposes which are scheduled to vest on February 23, 2011.

        The table below shows option exercise and stock award vesting activity during the fiscal year ended December 31, 2006.

Option Exercises & Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph L. Herring	11,796	$261,969	37,680	$2,227,982
William E. Klitgaard	30,280	$1,069,321	16,180	$956,615
Wendel D. Barr	-0-	-0-	14,796	$874,629
Anthony Cork	-0-	-0-	19,500	$1,153,717
James W. Lovett	8,300	$341,873	12,926	$764,281

         The table below shows benefits that the Named Executives are entitled to under the Company's defined benefit plans.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joseph L. Herring	Covance Supplemental Retirement Plan	7	$1,223,182	-0-
William E. Klitgaard	Covance Supplemental Retirement Plan	6	$637,285	-0-
Wendel D. Barr	Covance Supplemental Retirement Plan	3	$183,734	-0-
Anthony Cork	Covance Supplemental Retirement Plan	3	$420,335	-0-
	Covance Laboratories Pension Scheme	6	$357,210	-0-
James W. Lovett	Covance Supplemental Retirement Plan	4	$199,882	-0-

(1)
Includes amounts which the named executive may not currently be entitled to receive.

        The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age.

Covance Inc. Supplemental Executive Retirement Plan Assumptions

	November 30, 2006	November 30, 2005
Discount rate	5.50%	5.50%
Form of payment	Lump sum	Lump sum
Lump sum interest rate	4.70%	4.73%
Exchange rate	1.89	1.84
Retirement age	60	60
Termination and disability rates	none	none

Covance Laboratories Pension Scheme Assumptions

	December 31, 2006	December 31, 2005
Discount rate	5.25%	5.00%
Price inflation	2.75%	2.50%
Exchange rate	1.89	1.84
Retirement age	60	60
Termination and disability rates	none	none
Form of payment	Annuity, with cost of living increases	Annuity, with cost of living increases

Supplemental Executive Retirement Program

        In December 1996, Covance adopted a non-qualified SERP for the benefit of certain executive officers of Covance, including the Named Executives. This plan is, in whole or in part, an unfunded, unsecured obligation of Covance and is administered by the Compensation Committee. As of February 13, 2007, nine executives were participating in the SERP.

        Participating executives may commence receiving full benefits under the SERP upon attaining age 60, so long as they have completed at least twenty years of service as defined in the SERP (fifteen years for participants employed by Covance on January 1, 1997). Retirement benefits to be provided under the SERP will be based on 40% of an executive's "Final Average Pay," defined as the average of an executive's annual base salary plus bonus, taking into account the highest five consecutive years of the executive's last ten years of employment with Covance or any subsidiary thereof. Under the terms of the SERP, executives may, with the approval of the Compensation Committee, elect to commence receiving reduced benefits prior to age 60, provided that they have completed at least five years of service with Covance or any subsidiary thereof and have attained age 55. Benefits commencing prior to age 60 will be reduced by 5% of the amount of benefits earned for each year prior to age 60. For example, at age 55, an executive with at least twenty years (or fifteen years, if applicable) of service may be eligible to receive 30% of Final Average Pay so long as the executive receives approval from the Compensation Committee.

        At retirement, the normal form of payment under the SERP will be monthly payments over the lifetime of the executive (or actuarially reduced joint and survivor benefits over the joint lives of the executive and a named beneficiary). Alternatively, the executive may elect under the SERP, subject to the approval of the Compensation Committee, the right to receive an actuarially determined lump-sum distribution from the SERP. Five years of service (as defined in the SERP) are required to vest in the SERP.

        In the event of a change of control of the Company, as defined in the SERP, each participant shall be credited with three additional years of service and age for purposes of the SERP, and the Company is obligated to purchase an annuity for the benefit of the SERP to fund its obligations under the SERP.

Covance Laboratories Limited Pension Plan

        The Covance Laboratories Pension Scheme (the "Pension Plan") was established in July 1974 and provides retirement and life assurance benefits for all employees of Covance Laboratories Limited ("CLL"), and other participating companies, who entered the plan before its closure to new entrants in 2002. CLL is Covance's United Kingdom early development subsidiary. While the Pension Plan is open to all eligible employees, membership is voluntary and contingent upon an employee contribution, the rate of which varies from time to time. Anthony Cork is the only executive officer of Covance eligible to participate in the Pension Plan.

        Retirement benefits are calculated by reference to a fixed proportion of Final Pensionable Salary ("FPS") (as restricted by UK legislation) for each year of Final Pensionable Service. The accrual rate was 1/60th of FPS for each year of service up to 31 August 2002, and 1/80th of FPS for each year of service after 31 August 2002. FPS is defined as the highest pensionable salary in the five years immediately preceding retirement. Two years of pensionable service are required to vest in the Pension Plan. Mr. Cork had six years of pensionable service at December 31, 2006.

        Subject to the consent of CLL and the Pension Plan trustees, benefits may be drawn prior to the normal retirement age of 60. Early retirement benefits are subject to an actuarial reduction, which varies from time to time to reflect economic conditions. Benefits commencing prior to age 60 are currently reduced by approximately 5% of the amount of benefits earned for each year prior to age 60.

        At retirement the normal form of payment under the Pension Plan will be monthly payments over the lifetime of the member. The benefit automatically includes a dependant's (as defined in the Pension Plan) pension in the event of the member's prior death. Alternatively, the member may elect to commute part of the retirement pension for a lump sum benefit, payable on retirement, up to a maximum amount determined in accordance with relevant UK legislation.

        While CLL (or any new employer) retains the right to amend benefits for future service, members' past service benefits are protected by UK legislation and trust law. The Pension Plan's governing documents allow for the augmentation of benefits (up to maximum levels prescribed by UK legislation), for any reason, subject to CLL making a contribution sufficient to cover the entire cost of the augmentation. Notwithstanding amounts actually earned by participating employees, the Pension Plan presently limits pay for pension purposes to 108,600 pounds sterling per annum.

        The following table shows the potential incremental payments to the Named Executive in the event of their termination or termination in connection with a change in control of the Company.

Termination Scenarios(1)

	Joseph L. Herring		William E. Klitgaard		Wendel D. Barr		Anthony Cork		James W. Lovett
Benefit	Without Cause	Change in Control	Without Cause	Change in Control	Without Cause	Change in Control	Without Cause	Change in Control	Without Cause	Change in Control
Cash Severance(1)	$1,210,000	$1,815,000	$305,000	$915,000	$300,000	$900,000	$310,055	$930,166	$290,000	$870,000
Additional Bonus for Year of Separation	$750,000	$2,250,000	$213,500	$640,500	$210,000	$630,000	$217,039	$651,116	$203,000	$609,000
Equity(2)
Unvested Restricted Stock	-	-	-	-	-	$1,048,716	-	-	-	-
Unvested Performance—Based Restricted Stock	-	$3,142,849	-	$857,199	-	$1,016,139	-	$846,242	-	$771,721
Unvested Options	-	$787,720	-	$273,966	-	$283,464	-	$295,622	-	$230,738
Total	-	$3,930,569	-	$1,131,165	-	$2,348,319	-	$1,141,864	-	$1,002,459
Other Benefits(2)
Health & Welfare	$34,178	$51,702	$43,033	$86,359	$25,268	$50,824	$10,129	$27,357	$43,019	$86,316
Outplacement	$50,000	$50,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000	$30,000
Perquisites	$37,680	$56,520	$18,840	$56,520	$18,840	$56,520	$22,509	$67,528	$18,840	$56,520
Tax Gross-Ups	-	$2,115,388	-	-	-	$1,217,804	-	$997,860	-	$772,411
Total	$121,858	$2,273,610	$91,873	$172,879	$74,108	$1,355,148	$62,638	$1,122,745	$91,859	$945,247
Total	$2,081,858	$10,269,179	$610,373	$2,859,544	$564,108	$6,282,183	$589,732	$3,845,891	$584,859	$3,426,706

(1)
All values reflected in the table assume a termination date of December 31, 2006; and where applicable reflect the closing price of Covance stock on that day of $58.91. All amounts reflect the incremental value (excluding the value of retirement benefits upon termination, which are detailed in the table below) to each of the named officers in the event of a termination and do not include the value of any equity vested and earned equity prior to December 31, 2006. All values reflect (in the event of involuntary termination and change-in-control) the maximum incremental amount payable to each of the named officers in the event of such a termination on December 31, 2006. No incremental value is payable to the Named Executives in the event of termination for cause or voluntary termination.

(2)
The named executives would also be entitled to the retirement plan benefits set forth in the table below.

Defined Benefit Plan Benefits—Termination Scenarios

Name	Plan Name	Voluntary	For Cause	Death	Disability		Without Cause	Change in Control
Joseph L. Herring	Covance Supplemental Retirement Plan(1)	$2,513,845	$2,513,845	$816,867		$1,633,733	$2,513,845		$2,492,467
William E. Klitgaard	Covance Supplemental Retirement Plan(1)	$902,434	$902,434	$331,113		$662,226	$902,434		$1,265,172
Wendel D. Barr	Covance Supplemental Retirement Plan(1)	-0-	-0-	$100,353		$200,707	-0-		$476,548
Anthony Cork	Covance Supplemental Retirement Plan(1) Covance Laboratories Pension Scheme-annuity(2)	$-0- 17,961	$-0- 17,961	$-0- 10,903(3)	$ $	417,556 17,961	$-0- 17,961	$ $	1,030,830 17,961
James W. Lovett	Covance Supplemental Retirement Plan(1)	-0-	-0-	$110,692		$221,385	-0-		$454,818

(1)
Voluntary Termination and Termination Without Cause. Once vested, Named Executives are eligible to receive benefits under the Covance Inc. SERP. Participants vest in the SERP upon attaining five years of service. Subject to Compensation Committee approval, benefits may be paid immediately if the executive is age 55 or older upon termination. The normal form of payment is an annuity, payable to the executive for life. Alternatively, the executive may elect an actuarial equivalent joint and survivor annuity or, with Compensation Committee approval, an actuarial equivalent lump sum payment.

Mr. Herring and Mr. Klitgaard are fully vested in their SERP benefit. No benefits would be payable to the other Named Executives, as they are not yet vested as of December 31, 2006. Benefits shown for both Mr. Herring and Mr. Klitgaard are payable in the form of a lump sum payment at age 60.

Termination for Cause. Benefits payable upon a termination of employment for cause are the same amount and form with the same timing and from the same plan as a voluntary termination. However, no additional years of service are provided to an executive who holds the Chief Executive Officer or President position upon a termination of employment for cause.

Death. Death benefits are payable to the spouse of married participants as a lump sum payment as soon as administratively feasible after the participant's death. The lump sum shown is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 60.

Participants who are not married, but have surviving children are eligible for an immediate lump sum payment as soon as administratively feasible after the participant's death. The lump sum is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 60.

No death benefits are payable to unmarried participants without surviving children.

Disability. Executives immediately vest in their accrued benefit upon becoming disabled. Amounts shown in the above table are payable immediately as a lump sum payment based on the accrued benefit deferred to age 60.

Termination Due to a Change-In-Control. Upon an eligible termination of employment resulting from a change-in-control, payment under the SERP shall be an immediate lump sum of the participant's enhanced SERP benefit. The enhanced benefit is calculated by providing the participant with an extra three years of service and three years of age under the plan for purposes of both vesting in and determining the amount of benefits payable under the plan.

The lump sum is based upon the immediate, reduced early retirement benefit if the executive satisfies the conditions for early retirement after applying the extra three years of age and service. If the executive does not satisfy the conditions for early retirement after adding the three extra years of age and service, the lump sum is based on the accrued benefit, deferred to age 60.

(2)
The benefits shown on the above table from the Covance Laboratories Pension Scheme are payable to Mr. Cork in the forms and timing specified below under the following scenarios. Amounts were converted from British Pounds to U.S. Dollars using an exchange rate of 1.84.

In cases of Voluntary Termination, Disability, Termination Without Cause, Termination Due to a Change-In-Control and Termination for Cause, benefits are payable as an annual pension payable for life, with 50% spouse's pension payable from Normal Pension Age (60), revalued to Normal Pension Age in line with increases in the Retail Prices Index.

In the case of death, benefits are payable as an immediate annual pension payable for life to the participant's spouse. In addition, a lump sum is payable to the participant's spouse upon death of the participant.

(3)
In addition, a lump sum death benefit of $799,296 would be payable to the participant's spouse, if he were married, upon his death.

Termination and Change of Control Arrangements

        As reflected in the Termination Scenarios Table, pursuant to an agreement dated November 7, 2001 between Covance and Mr. Herring, Mr. Herring shall be entitled to two times his annual base compensation and variable compensation for one year at his most recent target level in the event he is terminated for reasons other than cause. Mr. Herring is also entitled to two years continuation of health benefits, automobile allowance and financial counseling allowance. Covance has also entered into agreements pursuant to which it provided to each of its Corporate Senior Vice Presidents, including the Named Executives, compensation equal to the executive officer's base annual salary at the annual rate in effect on the date of termination plus variable compensation at the most recent target level in the event that such executive officer's employment has been terminated for reasons other than cause. If Corporate Senior Vice President has not secured a suitable alternative vocation after one year he may be entitled to continue to receive salary payments for up to an additional year. All such executive officers will also be entitled to health and other benefits (to the extent permitted by the administrative provisions of such plans and applicable federal and state law) for a period of up to one and one-half years. These payments would be made under Covance's normal payroll schedule.

        Covance will also provide to Mr. Herring and the Corporate Senior Vice Presidents, upon the termination of employment by Covance other than for cause, or the constructive termination, as defined in the agreements, of such executive, during the twenty-four months following a change in control of Covance, compensation equal to three times the annual base salary in effect on the termination date and three times the annual variable compensation at the most recent target level and such officer will be entitled to participate in Covance's health and benefit plans for a period of up to three years. In addition, the executive is entitled to receive a payment in an amount sufficient to make him or her whole for any federal excise tax on excess parachute payments. Such payments shall be made in a lump sum. Such executive officers shall also be entitled to the benefits described above in the event the officer voluntarily terminates his employment with Covance for any reason between the twelfth and thirteenth months of a change in control. A "change in control" is defined in the agreements to include the following: the acquisition by a person of 20% or more of the voting stock of Covance; as a result of a contested election a majority of the Covance Board members are different than the individuals who served on Covance's Board in the two years prior to such contested election; approval by Covance's shareholders of a merger or consolidation in which Covance is not the survivor thereof; a sale or disposition of all or substantially all of Covance's assets or a plan of partial or complete liquidation; or the purchase by an offeror of shares of Covance Common Stock pursuant to an exchange or tender offer.

ITEM TWO

Approval of the 2007 Employee Equity Participation Plan

        Covance is seeking Shareholder approval of the 2007 Employee Equity Participation Plan (the "2007 Plan") which has been approved by the Board of Directors to replace the 2002 Employee Equity Participation Plan (the "2002 Plan"). If approved by the Shareholders, the 2007 Plan will be effective on May 3, 2007 and will expire on May 2, 2017. The 2007 Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board of Directors to administer the 2007 Plan, to grant awards to employees and consultants of Covance or entities in which Covance has a controlling or significant equity interest. The number of shares of Common Stock available for grant under the 2007 Plan shall be 1,600,000 plus shares remaining available for grant under the 2002 Plan as described below. Effective upon the approval of the 2007 Plan by Covance's Shareholders, no further grants of options, shares or other awards shall be permitted under the 2002 Plan. In addition, the Board of Directors has directed that no further grants will be permitted under the 2002 Employee Stock Option Plan and, unlike the 2002 Employee Equity Participation Plan, shares remaining for grant under the 2002 Employee Stock Option Plan will not be available for grant under the 2007 Plan. All grants and awards under the 2002 Plan that remain outstanding shall be administered and paid in accordance with the provisions of the 2002 Plan out of shares issuable under the 2007 Plan. As of December 31, 2006, there were approximately 8,100 employees of Covance and its subsidiaries.

        Purpose.    Covance is a participant in a competitive service industry. In order to increase revenue and earnings, it is generally necessary to increase the number of employees. Covance competes not only for business, but for the services of qualified executive, technical and managerial employees. Covance believes that it is necessary to offer equity incentives in order to attract and retain such employees. Accordingly, the purposes of the 2007 Plan are to encourage professional, managerial, technical, and other employees or consultants to become owners of Common Stock in order (a) to increase their proprietary interest in the Company's success; (b) to stimulate the efforts of certain key employees by giving suitable recognition to services which contribute materially to the Company's success; and (c) to provide such employees with additional incentive and award opportunity. If the 2007 Plan is approved at the Annual Meeting and the Company subsequently wished to amend the 2007 Plan to increase the number of shares available for awards under the 2007 Plan or reduce the minimum grant price, an additional approval of the shareholders would be required.

        Committee Administration.    The 2007 Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a "non-employee director" within the meaning of

Rule 16b-3(b)(3) promulgated under the 1934 Act, and an "outside director" within the meaning set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Eligibility.    Key executive, managerial and technical employees (including officers and employees who are Directors) and other employees and consultants of the Company or any subsidiary are eligible to participate in the 2007 Plan. The selection of individuals who are eligible to participate in the 2007 Plan is within the discretion of the Compensation Committee. Stock options, stock appreciation rights, and other stock awards may also be granted to employees of other companies who become employees of Covance or a subsidiary as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

        Awards.    The 2007 Plan authorizes the Compensation Committee to grant any of the following awards to eligible employees:

  •
  options to purchase Common Stock;

  •
  stock appreciation rights ("SARs"); and

  •
  other stock awards.

        The Compensation Committee may determine to grant each of those awards singly or in combination. Shares of stock subject to awards are shares of Common Stock. Under the Plan, no individual may receive awards covering more than 25 percent of the 1,600,000 shares allocated to the Plan.

        A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 2007 Plan permits the grant of options to purchase shares at not less than the fair market value of the shares of Common Stock on the date of grant. Stock options may be in the form of non-qualified stock options, as well as incentive stock options as described in Section 422 of the Internal Revenue Code. The exercise period for stock options granted will be determined by the Compensation Committee at the time of grant, but will not be longer than ten years from the date of grant. Upon exercise, the option exercise price may be paid in cash, by tendering shares of Common Stock owned by the optionee or any combination of such methods. The Committee is not permitted to change or amend the exercise price of any stock options or SARs. The 2007 Plan does not permit the grant of "reload" stock options, which are options that provide for the grant of additional stock options contingent upon the surrender of shares of Common Stock owned by the optionee in payment of the exercise price. The 2007 Plan also prohibits the repricing of options or SARs. SARs represent a right to receive a payment in cash, shares of Common Stock or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is not less than the fair market value of the shares on the date of grant. SARs are often granted by companies to non-U.S. participants to whom stock options cannot be issued due to foreign legal restrictions or adverse tax consequences. Covance has not granted SARs through February 28, 2007. Stock awards such as incentive shares may also be granted pursuant to the 2007 Plan. Stock awards may be made in shares of Common Stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of Common Stock.

        All shares of Common Stock subject to the 2007 Plan and covered by outstanding awards will be adjusted, to the extent the Compensation Committee deems appropriate, for any future stock splits or consolidations or other corporate transactions. The provisions governing the disposition of specific awards granted under the 2007 Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Compensation Committee at the time such awards are granted. The Compensation Committee may alter or amend the 2007 Plan or any agreements granted thereunder to the extent permitted by law. The Board of Directors may terminate the 2007 Plan.

        All or part of any stock award may be subject to conditions and restrictions established by the Compensation Committee, which may include continuous service and/or achievement of performance goals. The performance criteria that may be used by the Compensation Committee in granting awards contingent on performance goals for officers to which Section 162(m) of the Code is applicable consist of stock price, earnings level, return on equity, or other criteria meeting the requirements of Section 162(m). No more than 1,600,000 shares may be issued under the 2007 Plan as awards other than stock options or SARs in addition to those shares remaining available for such grant under the 2002 Plan.

        Change of Control.    In the event of a change of control, awards which have not vested shall immediately vest. A change of control is deemed to occur if: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of Covance's then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested Shareholder votes, a majority of the individuals elected to serve on Covance's Board of Directors are different than the individuals who served on Covance's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested Shareholder votes; or (iii) when Covance's Shareholders approve a merger, consolidation (where in each case Covance is not the survivor thereof), sale or disposition of all or substantially all of Covance's assets, or a plan of partial or complete liquidation; or (iv) when an offerer (other than Covance) purchases shares of Covance's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Company's outstanding securities.

        Shares Available.    1,600,000 shares of Common Stock may be issued as awards under the 2007 Plan. In addition, the following shares may be issued under the 2007 Plan: (i) shares that were available for issuance under the 2002 Plan but were not issued or subject to options granted under the 2002 Plan, (ii) shares that are forfeited under the 2002 Plan and shares that are not issued under the 2002 Plan because of the cancellation, termination or expiration of awards, and/or other similar events, and (iii) shares that are issued under the 2007 Plan which are subsequently forfeited in accordance with the terms of the award or an award agreement or shares that are not issued because of the cancellation, termination or expiration of awards and/or similar events under the 2007 Plan. At February 28, 2007 there were 3,292,895 shares available for grant under the 2002 Plan, 215,661 of which were available for grant as awards other than options or SARs. At February 28, 2007, there were 2,875,737 shares available for grant under the 2002 Employee Stock Option Plan, none of which were available for grant as restricted shares. The 2002 Employee Stock Option Plan will be closed for future grants subject to Shareholder approval of the 2007 Plan. The shares awarded under the 2007 Plan may be either authorized but unissued shares of Common Stock or treasury shares.

        United States Federal Tax Treatment.    The following is a brief summary of the current United States Federal income tax rules generally applicable to options, stock awards and SARs. Options granted under the 2007 Plan may be either non-qualified options or incentive stock options qualifying under Section 422 of the Code.

        Non-Qualified Options.    An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize ordinary income to the extent that the then fair market value of the Common Stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes ordinary income. Sale of the underlying shares of Common Stock will result in capital gain or loss (long-term or short-term depending on the optionee's holding period).

        Incentive Stock Options.    Options under the 2007 Plan designated as incentive stock options ("ISOs") are intended to constitute ISOs under Section 422 of the Code. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares of Common Stock acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss. To obtain favorable tax treatment, an ISO generally must be exercised within three months after termination of employment. The Company will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO. If the optionee sells the shares acquired under an ISO before the expiration of the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. However, if the disposition is by gift or by sale to a related party, the compensation income must be measured by the value of the shares at exercise over the option price. In the event of a disqualifying disposition, the Company will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.

        Stock Award.    A grantee is not subject to Federal income tax upon the grant of a stock award. At the time of vesting, the grantee will realize compensation income (subject to withholding) based on the fair market value of the Common Stock on the vesting date. The amount of such income will constitute the grantee's tax basis in the incentive stock. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the grantee realizes compensation income. Sale of the shares will result in a capital gain or loss (long-term or short-term depending on the grantee's holding period).

        Stock Appreciation Right.    A grantee is not subject to Federal income tax upon the grant of an SAR. A grantee receiving cash upon exercise of the SAR will realize compensation income (subject to withholding) in the amount of cash received. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the grantee realizes compensation income. If the grantee receives shares, the shares received are taxable as compensation income to the extent of the difference between their fair market value and the amount paid, if any, by the grantee for the shares.

        The Company encourages interested persons to review the complete text of the 2007 Plan which may be obtained by writing to the Office of the Secretary, 210 Carnegie Center, Princeton, NJ 08540. The 2007 Plan is attached to this proxy statement as Appendix C hereto and is available on the Company's website at www.covance.com.

        The Board of Directors recommends that Shareholders vote FOR the proposal to approve the 2007 Employee Equity Participation Plan.

        Approval of the 2007 Employee Equity Participation Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.

        New Plan Benefits.    No options, incentive shares or other awards have been awarded pursuant to the 2007 Plan and Covance cannot now determine the number or type of awards to be granted under the 2007 Plan to any individual or group.

Equity Compensation Plan Information
As of December 31, 2006

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,361,218	(1)	$26.84	3,776,415	(2)
Equity compensation plans not approved by security holders	1,600,398	(3)	$37.24	3,926,898	(4)
TOTAL	2,961,616		$32.46	7,703,313	*

*
Includes: 871,324 securities available for issuance under Covance's Employee Stock Purchase Plan pursuant to which Covance makes available for sale to its employees shares of Common Stock at a price equal to 85% of the lower of fair market value on the first or last day of each calendar quarter.

(1)
There were 1,419,890 such shares to be issued upon exercise of outstanding options, warrants and rights at February 28, 2007 with a weighted average exercise price of $29.17.

(2)
There were 3,403,495 such shares available for grant at February 28, 2007.

(3)
There were 1,711,010 such shares to be issued upon exercise of outstanding options, warrants and rights at February 28, 2007 with a weighted average exercise price of $39.99.

(4)
There were 2,881,227 such shares available for grant at February 28, 2007.

ITEM THREE

Ratification of the Appointment of Independent Auditors

        Our Audit Committee, pursuant to its charter, has appointed E&Y as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries, the Company's effectiveness of internal control over financial reporting and management's assessment of the effectiveness of internal control over financial reporting for 2007.

        While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the shareholders ratify the appointment of E&Y as the Company's principal independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain E&Y or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee oversees the performance of E&Y and would apply knowledge gained from this oversight in exercising this discretion.

        E&Y has served as independent auditors to the Company since 2001. E&Y's long-term knowledge of the Company has enabled it to perform its audits with effectiveness and efficiency.

        The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of E&Y as independent auditors of the Company.

        Ratification of E&Y as the Company's independent auditors requires the affirmative vote of a majority of the votes cast at the meeting. Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the ratification of E&Y as the Company's independent auditors.

        A representative of E&Y is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS
FOR 2008 ANNUAL MEETING

        Proposals submitted by shareholders for inclusion in the Proxy Statement for the 2008 Annual Meeting of Shareholders must be received by the Company no later than the close of business on November 21, 2007. Please address your proposals to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233. Proposals must comply with all applicable SEC regulations. Under our By-Laws, if you wish to nominate Directors for election, or present other business before the shareholders at the Annual Meeting, you must give proper written notice of any such nomination or business to the Corporate Secretary, not after March 5, 2008, and not before February 1, 2008. If the Annual Meeting of 2008 is advanced by more than 30 days or delayed by more than 60 days from May 3, 2008, the anniversary date of this year's Annual Meeting, you must send notice not earlier than the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the date on which public announcement of the date of the meeting is first made. Your notice must include certain information specified in our By-Laws concerning the nomination or the business. A copy of the Restated Certificate of Incorporation and By-Laws may be obtained from the Secretary of the Company at the address noted above.

OTHER INFORMATION

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to any other business, if any, that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Present and former officers, Directors and other employees of Covance may solicit proxies by telephone, facsimile or mail, or by meetings with shareholders or their representatives. Covance will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Covance has engaged Innisfree M&A Incorporated to solicit proxies for the Annual Meeting for a fee of $15,000, plus the payment of its out-of-pocket expenses. All expenses of solicitation of proxies will be borne by Covance.

        A copy of Covance's 2006 Annual Report to Shareholders is being sent with this Proxy Statement. If, upon receiving the Proxy Statement, you have not received the 2006 Annual Report to Shareholders, please write to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary at Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233 to request a copy. In addition, a copy of Covance's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006, as filed with the SEC is posted on Covance's website at www.covance.com and is also available without charge upon written request.

By Order of the Board of Directors
James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

Dated: March 21, 2007

        SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

Appendix A

Director Independence Standards

An outside Director shall qualify as independent for purposes of service on the Board of the Company if the Board has determined that the Director has no material relationship with the Company. The Board has adopted the following categorical standards to assist the Board in making this determination. These categorical standards have been drafted to conform to, and in some cases be more exacting than, the independence requirements contained in the NYSE corporate governance rules and all other applicable laws, rules and regulations. A fundamental premise of the standards is that any permitted transactions between the Company and a Director, any family member of a Director or their respective primary business affiliations shall be on arms-length, market terms.

A majority of the directors will be independent directors, as independence is determined by the board, based on the guidelines set forth below.

A.    A director will not be independent if, within the last three years:

(i)
the director is employed by the Company, or an immediate family member is an executive officer of the Company;

(ii)
the director receives any direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)
an immediate family member who is a Company employee receives more than $100,000 per year in direct compensation from the Company; or

(iv)
a Company executive is on the compensation committee of the board of directors of a company which employs the director or an immediate family member as an executive officer.

B.    A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or if an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the last three years, are more than the greater of one percent of the annual revenues of that company or $1 million.

C.    A director will not be independent if, at the time of the independence determination, the director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company's total consolidated assets.

D.    A director will not be independent if, at the time of the independence determination, the director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are more than the greater of $250,000 or one percent of that organization's total annual charitable receipts during its last completed fiscal year.

E.    A director will not be independent if, within the last five years, the director or an immediate family member has been affiliated with or employed by the Company's independent auditor.

F.    The following relationships will not be considered to be material relationships that would impair a director's independence: (i) the director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or one percent of the consolidated gross revenues of such organization, whichever is more; (ii) the director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the

A-1

Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than $1 million or one percent of the total consolidated assets of the organization on which the director or any member of his or her immediate family serves as an executive officer, whichever is more; (iii) the director is a director, but not an executive officer, of any other organization that does business with the Company; (iv) the director or any member of his or her immediate family holds a less than five percent interest in any other organization that has a relationship with the Company; or (v) the director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $250,000 or one percent of that organization's consolidated gross revenues, whichever is more.

A-2

Appendix B

Audit & Finance Committee Charter

A.
Purpose

The Audit and Finance Committee (the "Audit Committee") shall assist the Board of Directors with the oversight of: (a) the integrity of the financial statements and internal controls of Covance Inc. (the "Company"), (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, (d) the performance of the Company's internal audit function and the independent auditors, (e) the Company's capital and financing requirements and structure, (f) tax matters, and (g) risk management. The purpose of the Audit Committee is to provide oversight of management and the independent auditors and not to prepare financial statements, to provide internal controls, or to conduct the other above-referenced matters.

B.
Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards and applicable law. Each member shall in the judgment of the Board of Directors be financially literate in accordance with New York Stock Exchange listing standards. The intent of the Board is that, where reasonably feasible, at least one member of the Audit Committee, in the judgment of the Board of Directors, will be an audit committee financial expert in accordance with applicable law and the rules and regulations of the Securities and Exchange Commission. Service on the Audit Committee of any member of the Board who simultaneously serves on the audit committee of more than three public companies shall be subject to approval of the Board in accordance with the New York Stock Exchange listing standards. Members of the Audit Committee and the Audit Committee Chair shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. The Audit Committee shall have the authority to delegate to subcommittees as it deems appropriate.

C.
Responsibilities

The Audit Committee shall have the following authority and responsibilities:

1.
Directly to appoint, retain, evaluate, oversee, and terminate the independent auditor, including resolution of any disagreements between management and the auditor regarding financial reporting, and to approve all audit engagement fees and terms. The independent auditor shall report directly to the Audit Committee.

2.
Approve all audit services and any non-audit services in advance of the performance of such audit and non-audit services, except as permitted by applicable law and the rules and regulations of the SEC.

3.
Establish procedures for the receipt, retention and treatment of complaints from Company employees on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

4.
Obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

5.
Receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee.

6.
Obtain and review:

a.    At least annually, a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

b.    At least annually, a report by the independent auditor describing all relationships between the independent auditor and the Company for the purpose of assessing the independence of the independent auditor; and

c.    Other reports from the independent auditor that the Audit Committee deems necessary or appropriate.

7.
Review with the independent auditor:

a.    The scope and results of the audit;

b.    Any audit problems or difficulties and management's response; and

c.    Current accounting and auditing trends and developments.

8.
Review, at least annually, the scope and results of the internal audit program and any significant matters contained in reports from the internal auditor.

9.
Review and discuss the Company's policies and processes with respect to risk assessment and risk management.

10.
Review and discuss: (a) with the independent auditor, the Company's internal auditor, and management the system of internal control; and (b) any special audit steps adopted in light of any significant control deficiencies.

11.
Review and discuss with management and the independent auditor:

a.    The annual audited financial statements and quarterly financial statements of the Company, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

b.    Critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles or practices;

c.    Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

d.    The effect of regulatory and accounting initiatives (as well as off-balance sheet structures, if any) on the financial statements of the Company.

12.
Recommend to the Board of Directors, based on the Audit Committee's activities under this Charter, whether the members of the Board of Directors should execute the annual report on Form 10-K.

13.
Review and discuss the general content of earnings press releases, including the type and presentation of information to be included in earnings press releases, (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to the public, analysts and rating agencies.

14.
Review and discuss: (a) the status of compliance with applicable laws and regulations; and (b) the status of systems designed to promote Company compliance with laws and regulations.

15.
Establish clear policies for the hiring of employees and former employees of the independent auditor.

16.
Carry out such other duties and have such authority as may be assigned or granted by the Board or as required to be carried out or authorized by (i) applicable law, or (ii) the listing standards of the New York Stock Exchange.

17.
Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

D.
Meetings

The Audit Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee periodically shall meet separately, in executive session, with management, the internal auditor (or personnel responsible for the internal audit function) and the independent auditor.

E.
Report

The Audit Committee shall:

1.
Report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate; and

2.
Prepare the report required by the Securities and Exchange Commission proxy rules to be included in the Company's proxy statement relating to the Company's annual meeting.

Appendix C

2007 Employee Equity Participation Plan

1.     Purpose

        The Covance Inc. 2007 Employee Equity Participation Plan (the "Plan") is intended to (i) encourage executive, managerial, technical and other Employees of Covance Inc. (the "Corporation") or a Subsidiary (as defined below) to become owners of stock of the Corporation in order to increase their proprietary interest in the Corporation's success; (ii) to stimulate the efforts of certain key executive, managerial, technical and other Employees by giving suitable recognition to services which contribute materially to the Corporation's success; and (iii) to provide such Employees with additional incentive and reward opportunity.

2.     Effective Date and Duration of Plan

        The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Corporation's Board of Directors (the "Board"), the Plan shall have a term of ten years.

3.     Definitions

(a)
"1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(b)
"Award" means a stock option, SAR (as defined below), stock award (as defined below), any other award made pursuant to the terms of the Plan, or any combination of them, as described in and granted under the Plan.

(c)
"Award Agreement" is defined in Section 13 hereof.

(d)
"Change of Control" is defined in Section 12(b).

(e)
"Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder or any successor body of laws, rules and regulations.

(f)
"Committee" means the Compensation and Organization Committee of the Board of Directors or such other committee as is appointed by the Board to administer the Plan.

(g)
"Employee" means an employee or a consultant of the Corporation or a Subsidiary.

(h)
"Fair Market Value" means the closing selling price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the average of the closing selling prices on the New York Stock Exchange Composite Tape on the first trading day before and the first trading day after the valuation date.

(i)
"Grant Price" is defined in Section 9 hereof.

(j)
"ISO" means an incentive stock option as defined in Section 422 of the Code.

(k)
"Non-Statutory Option" means an option that is not an ISO.

(l)
"Participant" means an Employee who has been granted an Award under the Plan.

(m)
"Prior Plan" means the Covance Inc. 2002 Employee Equity Participation Plan.

(n)
"SAR" means a stock appreciation right.

(o)
"Shares" means the common stock of the Corporation, par value $0.01 per share.

(p)
"Stock Award" means an award other than a stock option or SAR.

(q)
"Subsidiary" means an entity that is directly or indirectly controlled by the Corporation or any entity, including an acquired entity, in which the Corporation has a significant equity interest, as determined by the Committee.

(r)
"Treasury Shares" means authorized and issued, but not outstanding, Shares.

4.     Plan Administration

(a)
The Committee shall be responsible for administering the Plan. The Committee shall be comprised of two or more non-employee members of the Board each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code.

(b)
The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to (i) selecting Award recipients and the extent of their participation; (ii) establishing all Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee shall be final, binding and conclusive on all persons interested in the Plan or any Awards.

The Committee may delegate from time to time during the term of the Plan to one or more executive officers or directors of the Corporation the authority to carry out some or all of its responsibilities provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act. The Committee may at any time rescind the authority delegated to any such executive officer or director.

To the extent consistent with the Corporation's Amended and Restated Certificate of Incorporation, no member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Restated Certificate of Incorporation, as amended, modified or supplemented from time to time. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(c)
The Committee may, from time to time, alter or amend, and the Board of Directors may terminate, the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or securities exchange listing requirements. However, the Committee and Board may not, without the approval of the Corporation's shareholders, amend the Plan to increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 6 hereof), or authorize the amendment of any outstanding stock option or SAR to reduce the Grant Price specified by Section 9(a) hereof. Furthermore, no stock option or SAR will be cancelled and replaced with awards having a lower Grant Price without further approval of the shareholders of the Company. This Section 4(c) is intended to prohibit the repricing of stock options and SARs and will not be construed to prohibit the adjustments provided for in Section 7 of this Plan.

(d)
The termination of the Plan, either pursuant to Section 2, Section 4(c) or otherwise, shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements.

5.     Participation

        The individuals who shall be eligible to receive Awards under the Plan shall be Employees (including officers who are directors) as the Committee or one or more executive officers or directors, in accordance with Section 4(b) hereof shall approve from time to time. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

6.     Limitation on Number of Shares

(a)
Subject to the provisions of this Section 6 and Section 7 hereof, up to 1,600,000 Shares may be issued under the Plan. The stock subject to the provisions of this Plan shall be shares of authorized but unissued Shares and Treasury Shares.

(b)
In addition to the Shares authorized by Section 6(a) hereof, the following Shares may be issued under the Plan: (i) Shares that were available for issuance under the Prior Plan but were not issued or subject to options granted under the Prior Plan, (ii) Shares that are forfeited under the Prior Plan and Shares that are not issued under the Prior Plan because of the cancellation, termination or expiration of awards, and/or other similar events under the Prior Plan, and (iii) Shares that are issued under the Plan which are subsequently forfeited in accordance with the terms of the Award or an Award Agreement or shares that are not issued because of the cancellation, termination, or expiration of Awards and/or similar events under the Plan.

(c)
Subject to the adjustment provisions set forth herein, not more than 1,600,000 Shares shall be issued under Awards other than stock options and SARs. In addition to the forgoing the shares available for issuance as Awards other than stock options and SARs under the Prior Plan but not so issued may be issued hereunder. There shall be no net share counting of stock settled SARs under this Plan.

(d)
Subject to the foregoing provisions of this Section 6, if an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may, in its discretion, authorize a cash payment under an Award in lieu of Shares.

(e)
Subject to the adjustment provisions set forth herein, an individual Participant may not receive Awards with respect to more than 25% of the number of Shares specified in Section 6(a) hereof over the term of the Plan.

7.     Adjustment Provisions

        In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under any shareholders' rights plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust any or all of:

(a)
the number and type of securities that thereafter may be issued under the Plan,

(b)
the number and type of securities subject to outstanding Awards, and

(c)
the Grant Price or purchase price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

        However, no adjustment shall be authorized with respect to incentive stock options to the extent that the adjustment would cause the options to violate Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

        In the event the Corporation acquires another entity by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 6 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

        Subject to any required action by the Corporation's shareholders, if the Corporation is a party to any merger or consolidation where the Corporation is not the survivor, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration (cash, shares or other consideration) on the same terms that a holder of the same number of Shares that are subject to the Participant's Award would be entitled to receive pursuant to the merger or consolidation.

8.     Termination of Grants Under the Prior Plan

        Effective upon the approval of this Plan by the Corporation's shareholders, no further grants of options, rights, units or other awards are or will be permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding after the approval of this Plan by the Corporation's shareholders shall be administered and paid in accordance with the provisions of the Prior Plan; provided, however, that the shares related to such grants and awards which have not been issued prior to this Plan's approval by the Corporation's shareholders shall be issuable under this Plan in accordance with Section 9(e) hereof.

9.     Awards Under the Plan

        The following types of Awards may be granted under this Plan, singly, or in combination as the Committee may determine from time to time:

(a)
Stock Options—A stock option shall represent a right to purchase a specified number of Shares at a stated exercise price (the "Grant Price") during a specified time, not to exceed ten years from the date of grant, as determined by the Committee. The Grant Price per Share for each stock option shall not be less than 100% of the Fair Market Value on the date of grant. A stock option may be in the form of an ISO or a Non-Statutory Option which in each case is consistent with the applicable terms, conditions, and limitations established by the Committee. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award Agreement, the Participant shall be entitled to exercise the option in whole or in part and to receive, upon satisfaction or payment of the Grant Price in the manner contemplated in this Section 9(a), the number of Shares in respect of which the option shall have been exercised.

The Shares covered by a stock option may be purchased by methods permitted by the Committee, including: (i) a cash payment; (ii) tendering Shares owned by the Participant, valued at the Fair Market Value at the date of exercise; (iii) to the extent permitted by applicable law, authorizing the Corporation to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning to the Corporation a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, or (iv) such other methods as the Committee, in its discretion, deems appropriate.

        The Committee may not (i) grant additional stock options under the Plan to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan, or (ii) change or amend the exercise price of any stock options.

(b)
SARs—An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount which shall be no less than the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement. SARs issued hereunder shall not have a term in excess of ten years.

(c)
Other Stock Awards—A Stock Award shall represent an Award made in Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation or a Subsidiary and/or the achievement of Corporation or individual performance goals. No more than five percent of the shares available for grant hereunder as Awards other than stock options and SARs may be issued as restricted stock other than (i) performance based restricted stock with less than one year vesting, or (ii) restricted stock with a vesting term of less than three year pro rata vesting. The performance criteria that shall be used by the Committee in granting Stock Awards contingent on performance goals for officers to whom 162(m) of the Code is applicable shall consist of stock price, earnings level, and return on equity or such other criteria that shall satisfy the requirements of Section 162(m) or any successor provision.

(d)
Dividends—The Committee may provide that Awards under Section 9(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

(e)
Prior Plan Awards—Awards which, pursuant to their terms, would have been made under the Prior Plan but were not done so prior to the approval of this Plan by the Corporation's shareholders, such as "reload" options and additional performance shares earned under restricted stock agreements, shall be issued under the Plan in accordance with the terms of the Prior Plan.

10.   Payments and Payment Deferrals

        Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the receipt or issuance of Shares from stock options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment to such Award Agreement, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

        Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

11.   Transferability

        During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended provided, however, that, in the discretion of the Committee, a Non-Statutory Option may, in connection with a Participant's estate plan, be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

12.   Change of Control

(a)
In the event of a Change of Control, all Awards which have not vested shall immediately vest upon the occurrence of such Change of Control.

(b)
A "Change of Control" shall be deemed to occur if and when: (i) any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act) becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) as a result of a proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate), a majority of the individuals elected to serve on the Corporation's Board of Directors are different than the individuals who served on the Corporation's Board of Directors at any time within the two years prior to such proxy contest or contests or other forms of contested shareholder votes (in each case either individually or in the aggregate); or (iii) when the Corporation's shareholders approve a merger, or consolidation (where in each case the Corporation is not the survivor thereof), or sale or disposition of all or substantially all of the Corporation's assets or a plan or partial or complete liquidation; or (iv) when an offeror (other than the Corporation) purchases shares of the Corporation's Common Stock pursuant to a tender or exchange offer for securities representing 20% or more of the combined voting power of the Corporation's then outstanding securities.

13.   Award Agreements

        Each Award under the Plan shall be evidenced by an agreement or other document setting forth its terms, conditions, and limitations for each Award, and the provisions applicable in the event the Participant's employment terminates (an "Award Agreement"). The Committee need not require the execution of any such agreement by the recipient, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

14.   Tax Withholding

        The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted by applicable laws, rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholdings, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation.

15.   Other Benefit and Compensation Programs

        Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Corporation benefit plan or severance program. Further, the Corporation or any Subsidiary may adopt from time to time other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.   Unfunded Plan

        Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any participant any right, title, or interest in any assets of the Corporation.

17.   Regulatory Approvals

        The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement or any Award shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it. In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

18.   Rights as a Stockholder

        A Participant shall have no rights as a stockholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record with respect to the Shares covered by such Award. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as may be provided pursuant to Section 9(d) hereunder.

19.   Future Rights

        No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary or to participate in any other compensation or benefit plan, program or arrangement of the Corporation or any Subsidiary or to receive any future Award under the Plan. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as expressly provided in the Plan or in any Award Agreement entered into hereunder.

Admission Ticket
Covance Inc.
Annual Meeting of Shareholders

Attendance at the Annual Meeting is limited to Covance shareholders.

The meeting will be held at 9:00 a.m., central daylight time, at The Ritz Carlton Hotel, 160 E. Pearson, Chicago, Illinois.

Admission to the meeting will be on a first-come, first-served basis.

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COVANCE INC.

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Shareholders to be held on May 3, 2007

        The undersigned appoints Joseph L. Herring, William E. Klitgaard and James W. Lovett proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Covance Inc. to be held on Thursday, May 3, 2007 at 9:00 a.m., Central Daylight Time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors.

        The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on reverse side.)

COVANCE INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

        The Board of Directors recommends a vote FOR ALL nominees and FOR proposals 2 and 3.

1.
Election of Directors

	For All	Withhold All	For All Except
Joseph L. Herring
Irwin Lerner
(Except nominee(s) written below)

		For	Against	Abstain
2.	Approval of 2007 Employee Equity Participation Plan.
3.	Ratification of Appointment of Ernst & Young LLC for the fiscal year 2007.
For Information Only: Check here if you plan to attend the meeting.		The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.
Dated: , 2007
Admission to the Annual Meeting will be on a first-come, first-served basis and an admission ticket and government issued picture identification will be required to enter the meeting.		Signature(s) Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

QuickLinks

PROXY STATEMENT
2007 Annual Meeting of Shareholders May 3, 2007
General Information
PROPOSAL 1 Election of Class I Directors
Stock Ownership of Directors, Executive Officers and Certain Shareholders
CORPORATE GOVERNANCE The Board of Directors and its Committees
COMMITTEES OF THE BOARD
Audit and Finance Committee
Compensation and Organization Committee
Corporate Governance Committee
Related Party Transactions
Board Nomination Process
Contacting the Board of Directors
Website Access to Covance Corporate Governance Documents
Report of the Audit and Finance Committee
PRINCIPAL ACCOUNTANT FEES AND SERVICES
EXECUTIVE COMPENSATION Compensation, Discussion & Analysis
Report of the Compensation and Organization Committee on Executive Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-end
Option Exercises & Stock Vested
Pension Benefits
Covance Inc. Supplemental Executive Retirement Plan Assumptions
Covance Laboratories Pension Scheme Assumptions
Termination Scenarios(1)
Defined Benefit Plan Benefits—Termination Scenarios
ITEM TWO
Approval of the 2007 Employee Equity Participation Plan
ITEM THREE Ratification of the Appointment of Independent Auditors
PROPOSALS OF SHAREHOLDERS FOR 2008 ANNUAL MEETING
OTHER INFORMATION
Appendix A
Director Independence Standards
Appendix B
Audit & Finance Committee Charter
Appendix C 2007 Employee Equity Participation Plan